UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant  ☒       Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

RENT THE RUNWAY, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

10 Jay Street
Brooklyn, NY 11201
June 1, 2026
To our stockholders:
I am pleased to invite you to attend Rent the Runway, Inc.’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, July 14, 2026 at 8:30 a.m., Eastern Time. Our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via live webcast.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Details regarding how to attend the meeting and the business to be conducted at the Annual Meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.
Your vote is very important. Whether you plan to participate in the Annual Meeting or not, please be sure to vote. Voting instructions can be found on page 5 of the proxy statement.
On behalf of the Board of Directors and the management team, thank you for your ongoing support of and continued interest in Rent the Runway.
Sincerely,

Dhiren Fonseca
Executive Chairman
Rent the Runway, Inc.

Notice of 2026 Annual
Meeting of Stockholders
Date: July 14, 2026
Time: 8:30 a.m. Eastern Time
Place: www.virtualshareholdermeeting.com/RENT2026
Record Date: May 20, 2026
Meeting Agenda:
1)	Elect Teri Bariquit and Daniel Rosensweig as Class II directors to serve until the 2029 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
2)	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027;
3)
Approve the amendment and restatement of our Twelfth Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to eliminate the 50,000,000 authorized shares of Class B common stock, none of which are currently outstanding, in the form attached hereto as Annex B-1 (the “Class B Stock Elimination Proposal”);

4)
Approve the amendment and restatement of the Charter to eliminate the 10,000,000 authorized shares of preferred stock, none of which are currently outstanding, in the form attached hereto as Annex B-2 (the “Preferred Stock Elimination Proposal”);

5)	Approve the amendment and restatement of the Charter to eliminate supermajority voting provisions in the form attached hereto as Annex B-3 (the “Supermajority Voting Elimination Proposal”);
6)	Approve the amendment and restatement of the Charter to implement quorum requirement for meetings of the Board of Directors in the form attached hereto as Annex B-4 (the “Board Quorum Proposal”);
7)
Approve the amendment and restatement of the Charter to permit stockholders holding at least 40% of the voting power of all of the then-outstanding Common Stock to call special meetings of stockholders of the Company in the form attached hereto as Annex B-5 (the “Special Meeting Proposal”);

8)
Approve the amendment and restatement of the Charter to eliminate the prohibition against stockholders acting by written consent in the form attached hereto as Annex B-6 (the “Written Consent Proposal”);

9)	Approve the amendment and restatement of the Charter to limit liability of officers as permitted by law in the form attached hereto as Annex B-7 (the “Officer Exculpation Proposal”);
10)
Approve the amendment and restatement of the Charter to provide for certain board designation rights and make certain other conforming changes consistent with the Investor Rights Agreement (as defined herein) in the form attached hereto as Annex B-8 (the “Board Designation Rights Proposal”);

11)	Approve the amendment and restatement of the Charter to revise certain corporate opportunity provisions, including limiting the definition of “Exempt Person” to designated directors of STORY3 and

Nexus rather than all directors, and eliminating the provision that no director shall be liable to the Company, its subsidiaries, or its stockholders for breach of any duty relating to compliance with such corporate opportunity provisions in the form attached hereto as Annex B-9 (the “Corporate Opportunity Proposal” and, along with the Class B Stock Elimination Proposal, the Preferred Stock Elimination Proposal, the Supermajority Voting Elimination Proposal, the Board Quorum Proposal, the Special Meeting Proposal, the Written Consent Proposal, the Officer Exculpation Proposal and the Board Designation Rights Proposal, the “Charter Amendment Proposals”);
12)
Approve the First Amendment (the “First Amendment”) to the Second Amended and Restated 2021 Incentive Award Plan (the “2021 Plan” and as amended by the First Amendment, the “Amended Plan”) to increase the maximum number of shares of Class A common stock authorized for issuance under the 2021 Plan by 3,899,439 to 10,171,225 (the “Plan Amendment Proposal”); and

13)	Transact any other business that may properly come before the Annual Meeting.
Holders of record of our outstanding shares of Class A common stock at the close of business on May 20, 2026, are entitled to notice of and to vote at the Annual Meeting. A complete list of these stockholders will be available for examination by any stockholder during the 10 days prior to the Annual Meeting for a purpose relevant to the meeting by sending an email to investors@renttherunway.com and stating the purpose of the request and providing proof of ownership of Rent the Runway stock. This list of stockholders will also be available on the bottom panel of your screen during the meeting after entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker. The Annual Meeting may be continued, adjourned or postponed from time to time without notice other than by announcement at the Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying proxy statement and to submit your proxy or voting instructions as soon as possible. Even if you have voted by proxy, you may still vote during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, trustee, or other nominee and you wish to vote during the Annual Meeting, you must follow the instructions from such broker, bank, trustee, or other nominee.

Cara Schembri
Chief Legal & Administrative Officer
June 1, 2026
Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be Held on July 14, 2026: The proxy statement and the annual report to stockholders are available at www.proxyvote.com.

Proxy Overview
This overview does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
References in this Proxy Statement to (i) “we,” “us,” “our,” “ours,” “RTR,” “Rent the Runway” and the “Company” refer to Rent the Runway, Inc. and its subsidiary and (ii) “stockholders” refers to holders of our Class A common stock.
This proxy statement and the Company’s Annual Report to Stockholders for the fiscal year ended January 31, 2026 (the “2025 Annual Report”) will be released on or about June 1, 2026 to our stockholders on the Record Date. On the same date, we will initiate mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2025 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2025 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Meeting Date: July 14, 2026
Record Date: May 20, 2026
Meeting Time: 8:30 a.m. Eastern Time
Virtual Meeting Only: www.virtualshareholdermeeting.com/RENT2026
Agenda:

	Proposal	Board Recommendation	Reference Page
Proposal 1	The election of Teri Bariquit and Daniel Rosensweig as Class II directors	For all nominees	20
Proposal 2	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027	For	24
Proposal 3	The approval of the amendment and restatement of our Certificate of Incorporation to eliminate the 50,000,000 authorized shares of Class B common stock, none of which are currently outstanding (the “Class B Stock Elimination Proposal”)	For	27
Proposal 4	The approval of the amendment and restatement of our Certificate of Incorporation to eliminate the 10,000,000 authorized shares of preferred stock, none of which are currently outstanding (the “Preferred Stock Elimination Proposal”)	For	28
Proposal 5	The approval of the amendment and restatement of our Certificate of Incorporation to eliminate supermajority voting provisions (the “Supermajority Voting Elimination Proposal”)	For	29
Proposal 6	The approval of the amendment and restatement of our Certificate of Incorporation to implement quorum requirement for meetings of the Board of Directors (the “Board Quorum Proposal”)	For	30

1

	Proposal	Board Recommendation	Reference Page
Proposal 7	The approval of the amendment and restatement of our Certificate of Incorporation to permit stockholders holding at least 40% of the voting power of all of the then-outstanding Common Stock to call special meetings of stockholders of the Company (the “Special Meeting Proposal”)	For	31
Proposal 8	The approval of the amendment and restatement of our Certificate of Incorporation to eliminate the prohibition against stockholders acting by written consent (the “Written Consent Proposal”)	For	32
Proposal 9	The approval of the amendment and restatement of our Certificate of Incorporation to limit liability of officers as permitted by law (the “Officer Exculpation Proposal”)	For	33
Proposal 10	The approval of the amendment and restatement of our Certificate of Incorporation for certain board designation rights and to make certain other conforming changes consistent with the Investor Rights Agreement (the “Board Designation Rights Proposal”)	For	34
Proposal 11	The approval of the amendment and restatement of our Certificate of Incorporation to revise certain corporate opportunity provisions, including limiting the definition of “Exempt Person” to designated directors of STORY3 and Nexus rather than all directors, and eliminating the provision that no director shall be liable to the Company, its subsidiaries, or its stockholders for breach of any duty relating to compliance with such corporate opportunity provisions (the “Corporate Opportunity Proposal”)	For	35
Proposal 12	Approve the First Amendment (the “First Amendment”) to the Second Amended and Restated 2021 Incentive Award Plan (the “2021 Plan” and as amended by the First Amendment, the “Amended Plan”) to increase the maximum number of shares of Class A common stock authorized for issuance under the 2021 Plan by 3,899,439 to 10,171,225 (the “Plan Amendment Proposal”)	For	36

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About Rent the Runway
Our mission is to power women to feel their best every day.
We give customers ongoing access to our “unlimited closet” — with thousands of styles by hundreds of designer brands — through our Subscription offering or the ability to rent a-la-carte through our Reserve offering. We also give our subscribers and customers the ability to buy our products through our Resale offering, which offers customers pre-loved styles from our closet at a discount to retail price, up to 90% off of designer retail value. These offerings allow us to engage and serve our subscribers and customers across diverse use cases from everyday life to special occasions. We have served approximately 3.5 million lifetime customers across all of our offerings, and we had 183,552 ending Total Subscribers1 (active and paused) as of January 31, 2026. We had 143,796 Active Subscribers2 as of January 31, 2026. The majority of our revenue is highly recurring and is generated by our subscribers. For the years ended January 31, 2026 and 2025, 90% and 88% of our total revenue (including Reserve and Resale revenue) was generated by subscribers while they were active or paused.
We have created a two-sided discovery engine: customers find new brands they love and brand partners find new customers they need. For customers, we unlock freedom of self-expression through access to our “Unlimited Closet” that has a constantly rotating supply of styles for all occasions, seasons, moods and price points. This leads to deep engagement with our platform as customers discover new brands they love. Brand partners are able to tap into our large, engaged community to discover new customers and get unparalleled data insights. All of this helps them grow their businesses and encourages them to partner more closely with us over time.
Fiscal Year 2025 Business Highlights
We have achieved the following operating and financial results for the years ended January 31, 2026 and 2025, respectively:
•	Revenue was $329.8 million and $306.2 million, respectively, representing 7.7% growth year-over-year;
•	143,796 and 119,778 ending Active Subscribers, respectively, representing a change of 20.1% year-over-year;
•	143,558 and 132,574 Average Active Subscribers[3], respectively, representing a change of 8.3% year-over-year;
•	183,552 and 164,004 ending Total Subscribers (including paused subscribers), respectively, representing a change of 11.9% year-over-year;
•	Gross Profit was $107.5 million and $115.9 million, respectively, representing a gross margin of 32.6% and 37.9%, respectively;
•
Net Income (Loss) was $22.6 million and $(69.9) million, respectively. Net Income (Loss) as a percentage of revenue was 6.9% and (22.8)%, respectively, and included $0.2 million of restructuring and related charges for the year ended January 31, 2025;

•	Adjusted EBITDA was $24.9 million and $46.9 million, respectively, representing an Adjusted EBITDA margin of 7.6% and 15.3%, respectively;
•	Net cash (used in) provided by operating activities was $3.5 million and $12.9 million, and net cash used in investing activities was $(49.5) million and $(20.1) million, respectively;
•	Net cash (used in) provided by financing activities was $18.6 million and $(0.3) million, respectively;
•
Net cash (used in) provided by operating activities as a percentage of revenue was 1.1% and 4.2% and net cash used in investing activities as a percentage of revenue was (15.0)% and (6.6)%, respectively; and

•	Cash and Cash Equivalents was $50.4 million and $77.4 million, respectively.
[1]
Ending Total Subscribers represents the number of subscribers with an active or paused membership as of the last day of the period and excludes subscribers who had an active or paused subscription during the period, but ended their subscription prior to the last day of the fiscal period.

[2]	Active Subscribers is defined as ending Total Subscribers as of period end, excluding paused subscribers.
[3]
Average Active Subscribers represents the mean of the beginning of quarter and end of quarter Active Subscribers for a quarterly period; and for other periods, represents the mean of the Average Active Subscribers of every quarter within that period.

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Recapitalization Transactions
On October 28, 2025 (the “Recapitalization Date”), we completed recapitalization transactions to enhance our financial position and financial flexibility by significantly reducing our existing indebtedness, improving our borrowing rate and extending the maturity of our remaining indebtedness (the “Recapitalization Transactions”). Upon the closing of the Recapitalization Transactions, we entered into an amended and restated credit agreement (the “New Credit Agreement”), by and among the Company, as borrower, CHS (US) Management LLC, as administrative agent (the “Agent”), and CHS US Investments LLC (“Lender”), Gateway Runway, LLC (“Nexus”) and S3 RR Aggregator, LLC, as lenders (“STORY3” and, collectively with Lender and Nexus, the “Investor Group”). The Lender exchanged $100 million of existing outstanding indebtedness on a dollar-for-dollar cashless basis for new term loans under the New Credit Agreement and exchanged the remaining indebtedness for 26,175,193 newly issued shares of our Class A common stock pursuant to the exchange agreement dated August 20, 2025 (the “Exchange Agreement”). The Investor Group also provided an additional $20 million of new term loans under the New Credit Agreement, resulting in a total aggregate principal amount of $120 million. Our minimum liquidity maintenance covenant was also reduced from $30 million to $15 million until February 20, 2027 prior to its removal pursuant to the First Amendment to the New Credit Agreement on January 28, 2026 (the “First Amendment”). We also received $12.5 million in proceeds from a concurrent rights offering. On April 1, 2026, the Company entered into the Second Amendment to the New Credit Agreement. The Second Amendment provides the Company with the ability to capitalize interest in lieu of cash payments until May 3, 2027.
In connection with the Recapitalization Transactions, there were changes to our corporate governance structure and Board leadership, as further described below.
Corporate Governance
Key Highlights
As a result of the Recapitalization Transactions described above, our Lender and its affiliates control a majority of the voting power of our outstanding Class A common stock. As a result, we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. For example, controlled companies:
•	are not required to have a board that is composed of a majority of “independent directors,” as defined under the rules and listing standards of Nasdaq;
•	are not required to have a compensation committee that is composed entirely of independent directors or have a written charter addressing the committee’s purpose and responsibilities; and
•
are not required to have director nominations be made by or recommended to the full board of directors, by its independent directors, or by a nominations committee that is composed entirely of independent directors, or to adopt a written charter or a board resolution addressing the nominations process.

We utilize, and intend to continue to utilize, certain of these exemptions. Following the Recapitalization Transactions, we do not have a compensation committee or a nominating and corporate governance committee, and do not have a board that is composed of a majority of independent directors.
We believe that our current corporate governance practices are appropriately tailored to our business and promote the long-term interests of our stockholders. Key corporate governance practices include:
•	Board composed of sophisticated, engaged directors with diverse relevant expertise
•	Board and Audit Committee with an active role in risk management oversight
•	Robust code of conduct applicable to directors, officers, and employees
•
Periodic reviews of our corporate governance structure, including but not limited to, governance documents such as our corporate governance guidelines and code of conduct, to ensure they are appropriate for a company of our stage of development and capital structure

•	Policy of no pledging of RTR shares without prior Board of Directors approval and no hedging of RTR shares for current employees and directors

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Voting and Meeting Information
What is the purpose of this proxy statement?
We are sending you this proxy statement because the Board of Directors of Rent the Runway is inviting you to vote (by soliciting your proxy) at our Annual Meeting of Stockholders on July 14, 2026 at 8:30 a.m., Eastern Time. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.
Who is entitled to vote at the Annual Meeting?
Stockholders as of the close of business on May 20, 2026, the record date, are entitled to attend and vote at the Annual Meeting. There were approximately 33,483,382 shares of Class A common stock outstanding on May 20, 2026 entitled to vote.
The meeting webcast will begin promptly at 8:30 a.m., Eastern Time, and will be accessible at www.virtualshareholdermeeting.com/RENT2026. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:15 a.m., Eastern Time, and you should allow ample time for the check-in procedures.
How many votes per share do I have?
Each share of our Class A common stock has one vote per share.
How do I vote in advance of the meeting?
If, on May 20, 2026, your Rent the Runway shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record, and you can vote your shares in one of two ways: either by proxy or during the virtual Annual Meeting electronically.
If, on May 20, 2026, your shares were held in “street name” through a broker, bank, trustee or other nominee, you will receive instructions on how to vote from the broker, bank, trustee or other nominee. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain brokers, banks, trustees and other nominees. If your shares are held in “street name,” you may visit www.proxyvote.com and enter the 16-digit control number included in the Internet Notice or voting instruction card provided to you by your broker, bank, trustee or other nominee. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your broker’s, bank’s, trustee’s or other nominee’s website to access the meeting and vote. Instructions should also be provided on the Internet Notice or voting instruction card provided by your broker, bank, trustee or other nominee.

If you choose to vote by proxy, you may do so:
By Internet	You can vote over the internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
By Telephone	You can vote by telephone by calling toll-free 1-800-690-6903 and following the instructions on the Internet Notice or proxy card; or
By Mail	You can vote by mail by signing, dating, and mailing the proxy card (if you received one by mail) to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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Can I ask questions at the Annual Meeting?
In order to ensure stockholders are afforded the same rights and opportunities to participate in the Annual Meeting as an in-person meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters. Only stockholders of record as of the record date for the Annual Meeting and their proxy holders who have logged in using a 16-digit control number may submit questions.
You will be able to ask questions by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/RENT2026 and typing your question in the box in the Annual Meeting portal.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question that is relevant to the Annual Meeting or Rent the Runway’s business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by Rent the Runway’s management with a representative question read aloud and answered. In addition, questions may be deemed to be out of order if they are, among other things, irrelevant to our business, repetitious of statements already made, or in furtherance of the speaker’s own personal, political, or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting.
What if I need technical assistance accessing or participating in the virtual Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log in page. Technical support will be available starting at 8:15 a.m. Eastern Time on July 14, 2026.
What is the deadline for voting?
If you are a stockholder of record, your ability to vote by proxy by internet or telephone will end at 11:59 p.m. Eastern Time on July 13, 2026. If you prefer to vote by mail, you should complete and return the proxy card as soon as possible. You will also be able to vote by attending and voting at the virtual Annual Meeting on July 14, 2026. However, we recommend that you submit your proxy in advance in the event your plans change or you are unable to attend the Annual Meeting.
If your Rent the Runway shares are held in an account with a broker, bank, trustee, or nominee, you should vote in accordance with the instructions from your broker, bank, trustee, or nominee.
What happens if I do not vote?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet, or online during the meeting, your shares will not be voted.
If your Rent the Runway shares are held in an account with a broker, bank, trustee or other nominee, and you do not instruct your broker, bank, trustee or other nominee how to vote your shares, your broker, bank, trustee or other nominee may still be able to vote your shares in its discretion. In this regard, brokers and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered under applicable exchange rules to be “routine,” but not with respect to “non-routine” matters. Each of Proposal No. 1 (the Election of Directors), Proposal Nos. 3 - 11 (the Charter Amendment Proposals), and Proposal No. 12 (the Plan Amendment Proposal) are considered to be “non-routine” under applicable exchange rules, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions, which would result in a “broker non-vote.” Proposal No. 2 (the Ratification of Auditors), however, is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal No. 2. Please instruct your broker, bank, trustee, or other nominee to ensure that your vote will be counted.

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What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of our auditors, any of the Charter Amendment Proposals, or the Plan Amendment Proposal, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of our auditors or the Plan Amendment Proposal and count as a vote against each of the Charter Amendment Proposals.
What if I return a proxy card but do not make specific choices?
If you submit a properly signed proxy card but do not provide any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors, which are indicated above and with each proposal in this proxy statement. We know of no other business that will be presented at the Annual Meeting. However, if any other matter is properly presented at the meeting, the persons named as proxies will vote your shares using his or her best judgment.
Can I change my vote or revoke my proxy?
Yes. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you may change your vote or revoke your proxy at any time prior to the final vote at the virtual Annual Meeting by:
•	providing a new proxy bearing a later date (which automatically revokes the earlier proxy) by internet, telephone, or mail (and until the applicable deadline for each method);
•	submitting written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or
•	attending and voting at the virtual Annual Meeting.
Your most recent proxy submitted by proxy card, internet, or telephone is the one that will count. Your attendance at the virtual Annual Meeting by itself will not revoke your proxy if you do not also vote at the virtual Annual Meeting.
If you hold shares in an account with a broker, bank, trustee, or nominee, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee in accordance with the instructions they provide to you. If you have obtained a valid proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, you may change your vote by attending the virtual Annual Meeting and voting.
How many votes are required to approve each proposal?

Proposal	Vote Required for Approval	Effect of Votes Withheld or Abstentions, as applicable	Effect of Broker Non-Votes*
1. Election of Directors	Directors are elected by a plurality of the votes cast.	No effect	No effect
2. Ratification of Auditors	Decided by the affirmative vote of the holders of a majority of votes cast.	No effect
Not applicable. Brokers may vote the shares if not instructed by the beneficial owner, as this matter is considered “routine.” Therefore, we would not expect broker non-votes to result from this proposal

3. The Class B Stock Elimination Proposal	Decided by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote thereon.	Against	Against

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Proposal	Vote Required for Approval	Effect of Votes Withheld or Abstentions, as applicable	Effect of Broker Non-Votes*
4. The Preferred Stock Elimination Proposal	Decided by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote thereon.	Against	Against
5. The Supermajority Voting Elimination Proposal	Decided by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote thereon.	Against	Against
6. The Board Quorum Proposal	Decided by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote thereon.	Against	Against
7. The Special Meeting Proposal	Decided by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote thereon.	Against	Against
8. The Written Consent Proposal	Decided by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote thereon.	Against	Against
9. The Officer Exculpation Proposal	Decided by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote thereon.	Against	Against
10. The Board Designation Rights Proposal	Decided by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote thereon.	Against	Against
11. The Corporate Opportunity Proposal	Decided by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote thereon.	Against	Against
12. The Plan Amendment Proposal	Decided by the affirmative vote of the holders of a majority of votes cast.	No effect	No effect

*A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank, trustee or other nominee does not give voting instructions to his or her broker or other securities intermediary as to how to vote on matters deemed to be “non-routine” and, as a result, the broker or other securities intermediary may not vote the shares on those matters.
Who will count the votes?
A representative of Broadridge Financial Services, Inc. will tabulate the votes and act as inspector of election.

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What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting of the holders of a majority of the voting power of outstanding shares of capital stock entitled to vote at the Annual Meeting, present electronically or represented by proxy, will constitute a quorum. If a quorum is not present, we will not be able to conduct any business, and the Annual Meeting will be adjourned, or postponed, by the chairperson of the meeting for a later date. Instructions to “withhold” authority to vote in the election of directors, abstentions, and broker non-votes will be counted as present for determining whether or not a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and will report the final voting results in a current report on Form 8-K within four business days of the Annual Meeting.
Who pays for the proxy solicitation expenses?
We are soliciting proxies on behalf of our Board of Directors and will pay the related costs. As part of this process, we reimburse brokers and other custodians, nominees, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to our stockholders. Our directors, officers, and employees may also solicit proxies in person, by telephone, or by other means of communication, and will not receive any additional compensation for soliciting proxies.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, it means you hold your shares in more than one name or account. In order to vote all of your shares, you should sign and return all of the proxy cards you receive or follow the instructions for any alternative voting procedures on the proxy cards or the Internet Notices you receive.
How do I obtain a separate set of proxy materials or request a single set for my household?
We have adopted a practice approved by the Securities and Exchange Commission (the “SEC”) called “householding.” This means that stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees, and the environmental impact. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.
If you prefer to receive a separate set of proxy materials or if you currently receive multiple copies and would like to request “householding” of your communications, please contact Broadridge by phone at 1 (866) 540-7095 or by mail to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If any stockholders in your household would like to receive a separate annual report or proxy statement, please send an email to investors@renttherunway.com. We will strive to promptly address your request.

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The Board and Corporate Governance
Recapitalization Transactions & Recent Events
In connection with the Recapitalization Transactions described above, Lender, Nexus, STORY3, Jennifer Y. Hyman, the former Chief Executive Officer of the Company, and certain other parties are party to an investor rights agreement, dated August 20, 2025 (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement and the Exchange Agreement, the Company and Lender agreed to take all commercially reasonable actions as may be necessary to cause, as of the closing of the Recapitalization Transactions, the board of directors of the Company (the “Board”) to consist of seven members, including Jennifer Hyman, a director selected by Ms. Hyman and approved by the Investor Group, a director designated by Nexus, a director designated by STORY3 and three directors designated by the Board (such three directors, the “Investor Directors”).
On August 20, 2025, Tim Bixby, Jennifer Fleiss, Scott Friend, Beth Kaplan, Daniel Rosensweig and Michael Roth tendered their resignation from the Board and all committees on which they serve, contingent upon the consummation of the Recapitalization Transactions and the Board accepting such resignations, to be effective upon acceptance (the “Resignations”). On October 28, 2025, the Board accepted the Resignations, effective immediately. The Resignations were not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, and were tendered solely to facilitate the Recapitalization Transactions and reconstitute the Board pursuant to the terms of the Exchange Agreement and Investor Rights Agreement, as described above. Gwyneth Paltrow voluntarily resigned from the Board on August 19, 2025.
On October 28, 2025, the Board appointed Teri Bariquit, Peter Comisar, Dhiren Fonseca, Damian Giangiacomo and Daniel Rosensweig to serve as directors pursuant to the Exchange Agreement and the Investor Rights Agreement, effective immediately. Mr. Comisar and Mr. Giangiacomo were appointed to serve as Class I directors, Ms. Bariquit and Mr. Rosensweig were appointed to serve as Class II directors and Mr. Fonseca was appointed to serve as a Class III director, with Ms. Hyman remaining on the Board as a Class III director. Upon the closing of the Recapitalization Transactions, the Board consisted of six directors. The Investor Group has advised the Company that it is continuing to use commercially reasonable efforts to identify and designate a third Investor Director to the Board. Concurrently with their appointments to the Board, Mr. Giangiacomo and Mr. Rosensweig were appointed to the Audit Committee, and Mr. Fonseca was appointed to serve as Executive Chair of the Board.
On May 12, 2026, Jennifer Hyman resigned as Chief Executive Officer and President of the Company and as a member of the Board, effective as of May 15, 2026 (the “Separation Date”). In connection with Ms. Hyman’s resignation, the Company entered into a side letter agreement (the “Side Letter”) with Ms. Hyman and her affiliates (the “Hyman Group”) pursuant to which, among other things, the Hyman Group agreed to terminate any and all of their respective rights under the Investor Rights Agreement, including rights to designate a director and a board observer to the Board. Ms. Bariquit was appointed as interim CEO and President effective as of the Separation Date and the Company plans to conduct a search for a permanent CEO and President.
Board Leadership Structure
Dhiren Fonseca is the Executive Chairman of our Board of Directors and Ms. Bariquit is our interim Chief Executive Officer and President. Our Board of Directors believes that our current leadership structure provides us with effective leadership and is in the best interest of us and our stockholders. Ms. Bariquit is a veteran fashion retail executive and advisor recognized for her leadership in large-scale enterprise transformation, technology enablement, and business turnaround initiatives. Her strategic vision and in-depth knowledge of our industry makes her well qualified to serve as our interim Chief Executive Officer and President until the Board appoints a permanent Chief Executive Officer and President to succeed Ms. Hyman. Mr. Fonseca is a seasoned business

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leader with a distinguished track record of scaling high-growth technology and consumer companies. His extensive experience spans private equity, travel, and digital commerce, which the Board believes make him uniquely positioned to guide Rent the Runway as it continues to innovate its platform, deepen its supplier relationships, and explore strategic partnerships.
We believe having separate CEO and executive chairman positions is appropriate in light of our capital structure following the Recapitalization Transactions and the Investor Rights Agreement.
Our corporate governance guidelines provide the flexibility for our Board of Directors to modify our leadership structure in the future in a manner that it believes is in the best interest of the Company. The Board of Directors will continue to evaluate our leadership structure periodically and make changes in the future as it deems appropriate. The Board of Directors also believes that its approach to risk oversight, as more fully discussed below in “Board Oversight of Risk,” helps ensure that the Board of Directors is able to effectively perform its risk oversight responsibilities under various leadership structures.
Board Diversity
Our Board of Directors is responsible for reviewing the appropriate characteristics, skills, and experience required for the Board of Directors as a whole and its individual members. In its evaluation of director candidates, our Board considers a diversity of backgrounds, experience, and area of expertise, as well as other individual qualities and attributes that contribute to the total diversity of viewpoints and experience represented on the Board. The Board also considers other factors, including issues of character, integrity, judgment, potential conflicts of interest, and other commitments, as described below.
Board Oversight of Risk
Our Board of Directors is responsible for overseeing our risk management process. The Board of Directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. The Board of Directors administers its oversight function directly as a whole and through the Audit Committee. For example, the full Board of Directors is generally responsible for overseeing the Company’s legal, regulatory and ethical compliance, including the procedures in place to enforce the Code of Conduct, as well as risks relating to data privacy, technology and information security, including cybersecurity. Our Audit Committee is responsible for overseeing risks relating to financial reporting, accounting, and auditing matters.
Board Meetings
Our Board of Directors met 8 times during fiscal year 2025. Each current director attended at least 75% of the total number of fiscal year 2025 meetings of the Board of Directors and of each Committee on which he or she served, which were held during the period in which that director served. We encourage all directors and director nominees to attend the Annual Meeting; however, attendance is not mandatory. All of our directors then serving, except for Ms. Beth Kaplan, attended our 2025 Annual Meeting of Stockholders.
Director Independence
Our Board of Directors assesses the independence of each director at least annually and has determined that each of Mr. Giangiacomo and Mr. Rosensweig meets all of the applicable standards of independence for members of the Board established by (i) the laws, rules and regulations of the SEC and (ii) the listing standards of Nasdaq. Ms. Bariquit is not considered independent due to her role as our interim Chief Executive Officer and President and due to her Consulting Services Agreement (as defined below). There are no arrangements or understandings between Ms. Bariquit, Mr. Comisar, Mr. Fonseca, Mr. Giangiacomo or Mr. Rosensweig and any other persons pursuant to which they were selected as directors, except as described herein with respect to the

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Exchange Agreement and the Investor Rights Agreement. In addition, each of our former directors, Tim Bixby, Jennifer Fleiss, Scott Friend, Beth Kaplan, Gwyneth Paltrow and Michael Roth were also determined to be independent while serving on our Board of Directors during 2025. Ms. Hyman was not independent while she served on our Board of Directors due to her former role as our Chief Executive Officer.
In addition, our Board of Directors has determined that each member of our Audit Committee is independent and, in the case of the Nominating and ESG Committee and Compensation Committee, was independent during their existence, and meets (or met, as applicable) the heightened independence requirements applicable to such Committee in accordance with the listing standards of Nasdaq and the applicable rules and regulations of the SEC.
Board Committees
Currently, our Board has an Audit Committee. During fiscal year 2025, our Board had the following additional standing committees: a Compensation Committee and a Nominating and ESG Committee. In addition, in fiscal year 2025, the Board had a Finance Committee, consisting of independent directors, Scott Friend, Beth Kaplan, Tim Bixby and Daniel Rosensweig, to review, direct and oversee potential financing and strategic transactions. Members of these committees served until their resignation or until otherwise determined by our Board.
The charter of the Audit Committee, our Corporate Governance Guidelines, and our Code of Conduct are available on our investor website (investors.renttherunway.com) under “Governance-Governance Documents” or by writing to our offices at 10 Jay Street, Brooklyn, New York 11201.
Audit Committee
Prior to the completion of the Recapitalization Transactions, the Audit Committee consisted of Tim Bixby (Chair), Beth Kaplan, and Mike Roth (the “Pre-Transaction Audit Committee”). Following the completion of the Recapitalization Transactions, the Audit Committee consists of Dan Rosensweig (Chair) and Damian Giangiacomo (the “Post-Transaction Audit Committee”).
As a result of the Resignations, the Post-Transaction Audit Committee consists of two members. On October 28, 2025, we notified Nasdaq of our noncompliance with Nasdaq Rule 5605(c)(2)(A), which requires that the Audit Committee be comprised of three independent directors, and our intent to rely on the cure period provided by Nasdaq Rule 5605(c)(4)(B). We intend to appoint an independent director to the Audit Committee no later than the Annual Meeting, as provided by Nasdaq Rule 5605(c)(4)(B).
Our Board of Directors has determined that Mr. Rosensweig qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Pre-Transaction Audit Committee met three (3) times during fiscal year 2025 and the Post-Transaction Audit Committee met one time during fiscal year 2025.
We have adopted an Audit Committee charter that outlines the principal functions of the Audit Committee, which include:
•	overseeing our corporate accounting and financial reporting processes;
•
managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements and the effectiveness of our internal control over financial reporting, when required;

•
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year end results of operations;

•
developing procedures for the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls, or auditing matters and for employees to submit concerns anonymously about questionable accounting or auditing matters;

•	reviewing and approving related party transactions;
•	pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm; and
•	preparing the audit committee report that the SEC requires in our annual proxy statement.

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Compensation Committee
Following the Recapitalization Transactions, the Board dissolved the Compensation Committee effective October 28, 2025. The Compensation Committee held four meetings in 2025 prior to its dissolution. Upon the dissolution of the Compensation Committee, the full Board absorbed the Compensation Committee’s duties and responsibilities to the extent required by Nasdaq Listing Rule 5605(d). The Board currently believes that all directors should be responsible for oversight of these matters.
Prior to its dissolution, our Compensation Committee consisted of Beth Kaplan (Chair), Scott Friend, and Mike Roth and had a Compensation Committee charter that outlined the principal functions of the Compensation Committee, which included:
•	reviewing and recommending to our Board of Directors the compensation of our Chief Executive Officer and other executive officers;
•	reviewing and recommending to our Board of Directors the compensation of our directors;
•	administering our equity incentive plans and other benefit programs;
•	reviewing and approving employment agreements and severance arrangements for our executive officers;
•	administering our compensation recovery policy; and
•	overseeing our talent and employee development programs and our strategy, efforts, and results regarding diversity, equity, and inclusion.
Prior to its dissolution, our Board of Directors determined that each member of our Compensation Committee was a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Prior to its dissolution, the Compensation Committee, and, following the Recapitalization Transactions, the Board, generally considered our Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, the Compensation Committee had the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In fiscal year 2025, the Compensation Committee engaged Compensia, Inc. (“Compensia”) a compensation consulting firm, to advise on executive and director compensation. The Compensation Committee considered the adviser independence factors required under SEC rules as they relate to Compensia and determined that Compensia’s work does not raise a conflict of interest.
In addition, the Compensation Committee engaged Willis Towers Watson (“WTW”), a compensation consulting firm, to advise on executive and director compensation in connection with the Recapitalization Transactions. The Compensation Committee considered the adviser independence factors required under SEC rules as they relate to WTW and determined that WTW’s work did not raise a conflict of interest.
Nominating and ESG Committee
Following the Recapitalization Transactions, the Board dissolved the Nominating and ESG Committee effective October 28, 2025. The Nominating and ESG Committee did not meet in 2025 prior to its dissolution. Upon the dissolution of the Nominating and ESG Committee, the full Board absorbed the Nominating and ESG Committee’s duties and responsibilities to the extent required by Nasdaq Listing Rule 5605(e). The Board currently believes that all directors should be responsible for oversight of these matters.
Prior to dissolution, our Nominating and ESG Committee included Jennifer Fleiss (Chair) and Gwyneth Paltrow and had a Nominating and ESG Committee charter.

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Code of Conduct
Our Code of Conduct describes the standards of conduct expected of everyone at RTR. The code applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. A copy of the code is available on our Investor Relations website at investors.renttherunway.com in the “Governance” section. In addition, we intend to post on our website all disclosures that are required by law or by Nasdaq rules concerning any amendments to, or waivers from, any provision of our Code of Conduct.
Compensation Committee Interlocks and Insider Participation
Beth Kaplan, Scott Friend, and Mike Roth served on our Compensation Committee during the portion of fiscal year 2025 before the completion of the Recapitalization Transactions. None of these individuals is currently, or has been within the past three years, an officer or an employee of RTR. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or, prior to the completion of the Recapitalization Transactions, our Compensation Committee.
Director Nomination Process
The Board of Directors is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board of Directors those candidates to be nominated for election to the Board of Directors, subject to any obligations and procedures governing the designation of directors to the Board of Directors that are included in the Investor Rights Agreement.
Identifying and Evaluating Nominees
When identifying and evaluating potential director nominees, including current members of the Board of Directors who are eligible for re-election, the Board of Directors seeks a balance of knowledge, experience, and capability and may consider the following (see also “The Board and Corporate Governance – Investor Rights Agreement” below):
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	personal and professional integrity;
•	experience as a board member of another publicly held company;
•	professional and academic experience relevant to our industry, operations, and target markets;
•	ability to exercise mature business judgment, including, but not limited to, the ability to make independent analytical inquiries;
•	leadership skills;
•	experience in finance and accounting and/or executive compensation practices;
•	sufficiency of time for preparation, participation, and attendance at Board of Directors meetings and committee meetings; and
•	diversity of background and perspective as well as diversity of expertise and experience in substantive matters pertaining to our business relative to other members of the Board of Directors.
To facilitate the search process for director candidates, the Board of Directors may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. Teri Bariquit, a director nominee, was recommended for election by an investor pursuant to the Investor Rights Agreement. Dan Rosensweig, a director nominee, was recommended for election by Ms. Hyman pursuant to the Investor Rights Agreement. The Board of Directors may also consult with outside advisors or retain search firms to assist in the search for qualified

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candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Board of Directors reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Board of Directors of candidates for election as director.
Stockholder Recommendations and Nominees
The Board of Directors will consider stockholder recommendations, so long as they comply with applicable law, our Bylaws, and the procedures described below. Stockholder recommendations for candidates to the Board of Directors must be received in writing and emailed to corporatesecretary@renttherunway.com or sent to our headquarters, Rent the Runway, Inc., 10 Jay Street, Brooklyn, NY 11201, to the attention of our Chief Legal & Administrative Officer and Secretary. The recommendation must be received sufficiently in advance of our consideration of our director nominees for the next annual meeting and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and RTR within the last three years, and evidence of the recommending person’s ownership of RTR stock. Recommendations must also include a statement from the recommending stockholder in support of the candidate that addresses the criteria for Board of Directors membership, personal references, and the consent of the candidate to serve.
The Board of Directors will review the qualifications of any candidate recommended by stockholders in accordance with the criteria described above. In addition, in the Board of Directors’ discretion, its review may include interviewing references, performing background checks, direct interviews with the candidate, or other actions it deems necessary or proper. Stockholders may also nominate candidates for election to our Board of Directors by following the procedures described in “Additional Information – Stockholder Proposals” below.
Investor Rights Agreement
In connection with the Recapitalization Transactions, on August 20, 2025, the Company entered into the Investor Rights Agreement. Pursuant to the Investor Rights Agreement, the Company was required to prepare and file with the SEC, within 20 days following the Closing, a shelf registration statement registering the resale of Class A common stock held by Ms. Hyman and the Investor Group, and grant certain demand, piggyback and shelf registration rights to Ms. Hyman and the Investor Group.
The Investor Rights Agreement also provided for certain Board designation rights of the Investor Group and Ms. Hyman. Pursuant to the Investor Rights Agreement, for so long as they meet certain minimum ownership thresholds, each of Nexus and STORY3 will be entitled to designate one director to the Board, and the Board will designate three directors to the Board, subject to the approval of the Investor Majority and after considering in good faith Ms. Hyman’s views in connection therewith. In addition, the Investor Rights Agreement provided that, so long as Ms. Hyman served as Chief Executive Officer of the Company, she would be designated as a member of the Board, and, for so long as she continued to own a specified minimum number of Class A common stock, Ms. Hyman would be entitled to appoint one additional director to the Board, subject to the reasonable approval of the Investor Majority. Subject to certain minimum ownership thresholds, Nexus and STORY3 would also be entitled to each appoint a non-voting Board observer, and the Lender would be entitled to appoint two non-voting Board observers pursuant to the Investor Rights Agreement and the New Credit Agreement. Furthermore, subject to certain minimum ownership thresholds, Ms. Hyman would also be entitled to appoint a non-voting Board observer pursuant to the Investor Rights Agreement.
On May 12, 2026, Jennifer Hyman resigned as Chief Executive Officer and President of the Company and as a member of the Board, effective as of May 15, 2026 (the “Separation Date”). In connection with Ms. Hyman’s resignation, the Company entered into a side letter agreement (the “Side Letter”) with Ms. Hyman and her affiliates (the “Hyman Group”) pursuant to which, among other things, the Hyman Group agreed to terminate any and all of their respective rights under the Investor Rights Agreement, including rights to designate a director and a board observer to the Board.

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The description of the terms of the Investor Rights Agreement and the Side Letter does not purport to be complete and is qualified in its entirety by the full text of the respective agreements. A copy of the Investor Rights Agreement was filed and incorporated by reference as Exhibit 10.27 in our Annual Report on Form 10-K. A copy of the Side Letter was filed as Exhibit 10.2 in our Current Report on Form 8-K, filed with the SEC on May 13, 2026.
Communications with the Board
Stockholders or other interested parties may contact the Board of Directors or one or more of our directors with issues or questions about RTR, by emailing corporatesecretary@renttherunway.com or mailing correspondence to our Chief Legal & Administrative Officer and Secretary at our Brooklyn headquarters, Rent the Runway, Inc., 10 Jay Street, Brooklyn, NY 11201. Our legal team will review incoming communications directed to the Board of Directors and, if appropriate, will forward such communications to the appropriate member(s) of the Board of Directors or, if none is specified, to the Executive Chairman of the Board of Directors. For example, we will generally not forward a communication that is primarily commercial in nature, is improper or irrelevant, or is a request for general information about RTR.
Policy for Recovery of Erroneously Awarded Compensation
Our Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) is intended to comply with SEC and Nasdaq listing standards and maintain a culture of focused, diligent, and responsible management that discourages conduct detrimental to the growth of the Company. Accordingly, as set forth in the Clawback Policy, the Company is required to recover certain erroneously paid incentive-based compensation, including cash incentive or performance-vesting equity compensation, of its current and former executive officers in the event the Company is required to prepare a qualifying accounting restatement. A copy of the Clawback Policy was filed as Exhibit 97.1 to our 2025 Annual Report.
Insider Trading Policy
We have adopted an Insider Trading Policy and procedures applicable to our directors, officers, and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. Under our Insider Trading Policy, our directors and employees, including our executive officers, are prohibited from pledging our securities or using such securities as collateral for a loan. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our 2025 Annual Report.

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Director Compensation
The following table discloses compensation earned by our non-employee directors during fiscal year 2025.

Director(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation	Total Compensation ($)
Teri Bariquit	19,565	141,446	30,000(3)	191,011
Tim Bixby	123,573	8,543	—	132,116
Peter Comisar(4)	—	—	—	—
Jennifer Fleiss	59,348	8,543	—	67,891
Scott Friend(5)	—	—	—	—
Damian Giangiacomo(4)	—	—	—	—
Beth Kaplan	122,405	8,543	—	130,948
Emil Michael(6)	12,500	—	—	12,500
Gwyneth Paltrow(7)	41,372	8,543	—	49,915
Daniel Rosensweig	95,380	149,989	—	245,369
Mike Roth	55,639	8,543	—	64,182

(1)
In connection with the Recapitalization Transactions, the composition of our Board of Directors changed, effective October 28, 2025, as follows: Ms. Bariquit, Mr.  Comisar and Mr. Giangiacomo were appointed as members of the Board of Directors and Ms.  Fleiss and Mr. Kaplan and Mr. Bixby, Mr. Friend, and Mr. Roth ceased serving as members of the Board. Fees received by these individuals were prorated as of or through their appointment or resignation date, as applicable.

(2)
The value disclosed is the aggregate grant date fair value of restricted stock units (“RSUs”) granted to the non-employee directors in fiscal year 2025 (except Mr. Comisar, Mr. Friend, Mr. Giangiacomo and Mr. Michael, each of whom did not receive a grant of RSUs during fiscal year 2025), computed in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the named individual (including with respect to the RSUs that accelerated and vested on the Recapitalization Date). Assumptions used in the calculation of the grant date fair value are set forth in Note 14—Share-based Compensation Plans in our 2025 Annual Report. RSUs granted to our non-employee directors in fiscal year 2025 generally vest on the earlier of (i) the next occurring annual meeting of our Stockholders or (ii) the first anniversary of the grant date (or, with respect to RSUs granted to our non-employee directors after the Recapitalization Date), July 8, 2026, subject to the non-employee director’s continued service through the applicable vesting date.

(3)
Represents consulting fees earned pursuant to the Consulting Services Agreement entered into between the Company and Ms. Bariquit, dated as of November 1, 2025 (the “Consulting Services Agreement”). For a description of the Consulting Services Agreement, please see the section of this Proxy Statement entitled “Non-Employee Director Compensation Following the Recapitalization Transactions”.

(4)	Mr. Comisar and Mr. Giangiacomo waived all future director compensation fees effective October 28, 2025.
(5)	Mr. Friend waived all future director compensation fees effective October 8, 2024.
(6)	Mr. Michael resigned from the Board of Directors effective March 1, 2025, and received fees prorated through the date of his resignation.
(7)	Ms. Paltrow resigned from the Board of Directors effective August 19, 2025 and received fees prorated through the date of her resignation.

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The table below shows for each non-employee director who was serving, and held outstanding equity awards, as of January 31, 2026, the aggregate number of RSUs held by each such non-employee director as of such date.

Director	RSUs (#)
Teri Bariquit	16,759
Daniel Rosensweig	16,759

Non-Employee Director Compensation Prior to the Recapitalization Date
In October 2021, we adopted a formal non-employee director compensation program upon the completion of our IPO, which was further updated for fiscal year 2024 and remained in effect for fiscal year 2025 as described below until the Recapitalization Date (the “Pre-Recap NED Policy”). Pursuant to the Pre-Recap NED Policy, each non-employee director received a mixture of equity and cash compensation. Following the Recapitalization Date, the Non-Employee Director Compensation program was terminated by the Board, effective as of October 28, 2025, and replaced by the Post-Recap NED Policy (as discussed below).
Cash Compensation
For the portion of fiscal year 2025 prior to the Recapitalization Date, each non-employee director was eligible to receive an annual cash retainer of $75,000 paid quarterly in arrears under the Pre-Recap NED Policy as well as an additional fee (as set forth in the table below) for certain service on a committee of our Board. Cash compensation payable under the Pre-Recap NED Policy was pro-rated through the Recapitalization Date.
Committee Service

Retainer
Finance Committee Member	$75,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$15,000
Nominating & ESG Committee Chair	$5,000

Equity Compensation
Pursuant to the Pre-Recap NED Policy, each non-employee director was granted 1,685 RSUs on the date of the 2025 annual meeting of our Stockholders (other than Mr. Michael and Mr. Friend). These awards vest in full on the earlier of (i) the next occurring annual meeting of our Stockholders or (ii) the first anniversary of the grant date, subject to the non-employee director’s continued service through the applicable vesting date. RSUs granted under the Pre-Recap NED Policy accelerated and vested in full upon the closing of the Recapitalization Transactions to the extent the non-employee directors were in service as of the Recapitalization Date.
Non-Employee Director Compensation Following the Recapitalization Date
On December 16, 2025, the Board adopted a new non-employee director compensation program, effective as of October 28, 2025 (the “Post-Recap NED Policy”). Pursuant to the Post-Recap NED Policy, each non-employee director receives a mixture of equity and cash compensation.

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Cash Compensation
Following the Recapitalization Date, each non-employee director was eligible to receive an annual cash retainer of $75,000 paid quarterly in arrears under the Post-Recap NED Policy as well as an additional fee of $25,000 for service as the chair of the Audit Committee. Cash compensation payable under the Post-Recap NED Policy was pro-rated from the Recapitalization Date.
Equity Compensation
Pursuant to the Post-Recap NED Policy, Ms. Bariquit and Mr. Rosensweig each received a grant of RSUs having a grant date fair value equal to $120,000, prorated for the portion of fiscal year 2025 that spanned October 28, 2025, through but not including July 8, 2026 (the “Pro-Rated Director RSU Awards”). The Pro-Rated Director RSU Awards will vest on the earlier of (i) July 8, 2026 or (ii) immediately before the 2026 Annual Meeting, subject to the non-employee director’s continued service through the vesting date.
Consulting Services Agreement with Ms. Bariquit
The Consulting Services Agreement provides that Ms. Bariquit is eligible to receive a $10,000 monthly consulting fee in exchange for providing certain consulting services to the Company. The Consulting Services Agreement shall continue for an indefinite term and may be terminated at any time by either party by providing at least 10 days’ prior written notice.
On May 12, 2026, we appointed Teri Bariquit as interim Chief Executive Officer and President of the Company, effective as of May 15, 2026. In connection with her appointment, we entered into a new statement of work under the Consulting Services Agreement pursuant to which Ms. Bariquit will serve as interim Chief Executive Officer and President of the Company. For a summary of Ms. Bariquit’s appointment and the statement of work, please see the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2026.

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Proposal No. 1
Election of Directors
Our Board of Directors currently consists of five directors, who are divided into three classes with staggered three-year terms. The current Class I directors are Peter Comisar and Damian Giangiacomo; the current Class II directors are Teri Bariquit and Daniel Rosensweig; and the current Class III director is Dhiren Fonseca. At the Annual Meeting, the Class II directors named above are standing for election, each for a three-year term. The terms of office of directors in Class III and Class I do not expire until the annual meetings of stockholders to be held in 2027 and 2028, respectively.
The Board of Directors has nominated Teri Bariquit and Daniel Rosensweig for election as Class II directors at the Annual Meeting. If elected at the Annual Meeting, the nominees will serve until our 2029 annual meeting of stockholders and until their successors have been elected and qualified or until they resign, die, are disqualified or are removed from the Board of Directors. The nominees have consented to serve as director, if elected. We have no reason to believe that either of the nominees will be unable or unwilling to serve as director. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the Board of Directors names one. Proxies cannot be voted for a greater number of persons than the number of nominees named.
The Board of Directors recommends a vote “FOR” each of the director nominees named above.

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Information About Board Nominees and Continuing Directors

Name	Age	Position	Director Since
Class I Directors
Peter Comisar	59	Director	October 2025
Damian Giangiacomo(1)	49	Director	October 2025
Class II Directors
Teri Bariquit	65	Director; Interim CEO & President	October 2025
Daniel Rosensweig(1)*†	65	Director	May 2025
Class III Director
Dhiren Fonseca	61	Director; Executive Chairman	October 2025

(1) Member of the Audit Committee.
* Committee chair.
† Financial expert.
Nominees to our Board of Directors - Class II Directors
Teri Bariquit has served as the interim Chief Executive Officer and President since May 2026 and as a member of our Board since October 2025. Teri Bariquit is a seasoned fashion retail executive and advisor with more than 37 years of experience at Nordstrom, Inc., where she most recently served as Chief Merchandising Officer from 2019 to 2023. Since December 2023, Ms. Bariquit has served as an independent advisor and consultant. She is also a member of the Board of Directors of the Central Washington University Foundation. Ms. Bariquit holds a B.S. in Accounting and Finance, magna cum laude, from Central Washington University and a Retail Master’s Certification from Santa Clara University. We believe Ms. Bariquit is qualified to serve on our Board because of her leadership in large-scale enterprise transformation, technology enablement, and business turnaround initiatives, as well as her skill in inspiring leaders to navigate complexity and drive growth and efficiency.
Daniel Rosensweig has served as a member of our Board since October 2025 and an advisor since April 2023, and previously served on the Board of Directors from November 2012 to April 2023, and then again from May 2025. Mr. Rosensweig serves as the Chief Executive Officer, Executive Chairman and Co-Chairperson of the board of directors of Chegg, Inc., an online textbook rental company. Prior to that, Mr. Rosensweig served as President and Chief Executive Officer of Chegg from February 2010 until June 2024. Prior to Chegg, he served as CEO of Guitar Hero, COO of Yahoo!, and CEO of ZDNet. He serves on the Board of Directors for Adobe Systems, Inc., UpGrad, Inc., and Yumi. Mr. Rosensweig holds a B.A. in Political Science from Hobart and William Smith Colleges. We believe Mr. Rosensweig is qualified to serve on our Board because of his extensive experience as a public company chief executive officer and his knowledge of technology companies.

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Class III Director Whose Term Expires at the 2027 Annual Meeting
Dhiren Fonseca has served as a member of our Board and Executive Chairman since October 2025. He previously served as Chief Executive Officer and President from December 2020 to August 2021, and as a member of the Board of Directors from January 2014 to April 2021, at RentPath, Inc., an online marketplace for residential apartment rentals. Prior to RentPath, Inc., he was Chief Commercial Officer of Expedia, Inc. from 2012 through April 2014 and served as Co-President, Partner Services Group, from 2009 through 2012. He previously served as Senior Vice President, Corporate Development and Strategy, beginning in 2005 and, prior to that role, held several roles responsible for the development of external-facing relationships and business development at Expedia. Prior to Expedia, Mr. Fonseca was an early Microsoft Corporation employee and a member of the management team responsible for creating Expedia.com in 1995. Mr. Fonseca serves on the board of Tripadvisor and DRF Logistics, as an Advisor to GetPica S.p.A. and Certares LP, a firm specializing in investments in the travel, transportation, hospitality, and payments sectors, where he was previously a Partner. Mr. Fonseca previously served as a board member for organizations including Alaska Air Group, Caesars Acquisition Corp., Cynosure, Diamond Resorts, HotelTonight, Inmar, Osiris Acquisition Corp., RentPath, Rackspace, Redbox, and Wilbur-Ellis. Mr. Fonseca attended the University of Manitoba. We believe Mr. Fonseca is qualified to chair our Board because of his experience guiding companies through transformation and innovation and his deep operational and investment experience across global markets.
Class I Directors Whose Terms Expire at the 2028 Annual Meeting
Peter Comisar has served as a member of our Board since October 2025. Peter Comisar is Founder and Managing Partner of STORY3 Capital Partners, a leading alternative investment manager focused on the consumer sector. Currently, Mr. Comisar serves on the board of directors of several private companies including Mammoth Brands, Recover Fiber, and Coco Republic. Previously, he was Vice Chairman of Guggenheim Partners, LLC from 2009 to 2017, where he helped build the firm’s securities team along with managing the firm’s consumer & retail investment banking efforts. Prior to that, Mr. Comisar held a variety of positions at Goldman Sachs over a 20-year career, including most recently as Partner and Managing Director responsible for the consumer & retail investment banking efforts on the West Coast. Mr. Comisar holds a B.A. from Colgate University. We believe Mr. Comisar is qualified to serve on our Board because of his extensive experience as an investor and advisor to leading consumer brands.
Damian Giangiacomo has served as a member of our Board since October 2025. In 2013, Damian co-founded Nexus Capital Management LP, a private equity firm, and is a Managing Partner of the firm. Mr. Giangiacomo currently serves on the Board of Directors of Encoura, Ethos Pet, Lamps Plus, Savvas Learning Company, Sperber Landscape Companies and TruRoots. Damian previously served on the Board of Directors of Cypress Performance Group, Resident Inc., Rexnord Corporation (NYSE: RXN), McGraw-Hill Global Education, Jacuzzi Brands, Linens ‘n Things, and Connections Education. Prior to co-founding Nexus, Damian spent 13 years at Apollo Global Management in its Private Equity Group. He began his career in the Mergers, Acquisitions & Restructurings Department of Morgan Stanley. Mr. Giangiacomo holds a B.B.A. from the University of Notre Dame. We believe Mr. Giangiacomo is qualified to serve on our Board because of his deep corporate strategy, financial, and board experience.

22

Audit Committee Report
The Audit Committee operates pursuant to a charter that is available on our investor website (investors.renttherunway.com).
As described above in more detail, the principal purpose of the Audit Committee is to assist the Board of Directors in its oversight of our accounting practices, system of internal controls, audit processes, and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter.
Management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm, is responsible for performing an independent audit of our Consolidated Financial Statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
In performing its responsibilities, the Audit Committee has:
•	reviewed and discussed with management our audited financial statements for the fiscal year ended January 31, 2026;
•
discussed with our independent registered public accounting firm, PwC, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and

•
received the written disclosures and the letter from PwC required by the applicable PCAOB requirements for the independent accountant communications with audit committees concerning auditor independence, and has discussed with PwC its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.
Respectfully submitted by:
Daniel Rosensweig - Chair
Damian Giangiacomo

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Proposal No. 2
Ratification of the Appointment
of Independent Registered
Public Accounting Firm
The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for fiscal year 2026 and recommends that stockholders vote to ratify the appointment. Although we are not required by law to obtain such ratification from our stockholders, we believe it is good practice to do so. If our stockholders do not ratify the appointment of PwC, the Audit Committee may reconsider its appointment. The Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of RTR and our stockholders.
PwC has audited our consolidated financial statements since 2020. A representative of PwC will be present at our Annual Meeting to respond to appropriate questions and to make a statement if they so desire.
Fees and Services
The following table presents fees for professional audit services and other services rendered to us by PwC for the fiscal years ended January 31, 2026 and January 31, 2025.

Fee Categories	FY25 Fees	FY24 Fees
Audit fees	$1,930,000	$1,279,000
Tax fees	$127,400	$108,950
All other fees	$2,178	$2,900
Total fees	$2,059,578	$1,390,850

Audit fees. These amounts consist of fees and expenses for professional services necessary to perform an audit or review in accordance with the standards of the PCAOB, including services rendered for the audit of RTR’s annual financial statements and review of quarterly financial statements starting in fiscal year 2024. These amounts also include fees for services that are normally incurred in connection with regulatory filings, such as comfort letters, consents, and review of documents filed with the SEC, and service fees related to specific transactions and events.
Tax fees. These amounts consist of fees for tax compliance, tax planning, and tax advice.
All other fees. These amounts consist of the aggregate fees for access to disclosure requirements software and other software provided by PwC.

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Pre-Approval Policies and Procedures
The Audit Committee is required to pre-approve all audit and non-audit services performed by PwC to ensure that the provision of such services does not impair the public accounting firm’s independence. The Audit Committee pre-approved all of the services described above.
The Board of Directors recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2026.

25

Introduction to Proposals 3 through 11
Pursuant to the law of the State of Delaware, our state of incorporation, the Board must adopt any amendment to the Charter and submit the amendment to stockholders for their approval. Our Board has unanimously adopted, declaring the advisability of, and is recommending, in Proposals 3 through 11, that our stockholders approve certain amendments to our Charter, as more fully described in each Proposal. For each of Proposal 3 through 11, the form of the proposed amendments to our Charter is attached to this proxy statement.
We are submitting each of the amendments described in Proposals 3 through 11 to stockholders as separate and independent Proposals, and none of Proposals 3 through 11 is conditioned on the approval of the others. Each of the proposed amendments set forth in Proposals 3 through 11 that are approved by the Company’s stockholders at the Annual Meeting will be reflected in a related certificate of amendment to the Charter and will become effective upon the filing of such certificate of amendment with the Secretary of State of the State of Delaware, which the Company intends to file as soon as reasonably practicable following the Annual Meeting.
The Board also has the authority to abandon any or all proposed amendments to the Charter, notwithstanding prior Board and/or stockholder approval of such amendments.
If the stockholders approve Proposals 4, 5, 6, 7, 8, 10, and 11 and the Board enacts the amendments to the Charter, the Board intends to approve conforming amendments to the Bylaws to update the corresponding provisions in the Bylaws.

26

Proposal No. 3
The Class B Stock Elimination Proposal
In this Proposal, we are seeking stockholder approval to amend the Charter to eliminate the 50,000,000 authorized shares of our Class B common stock, none of which are currently outstanding, and eliminate all references to the Class B common stock, including but not limited to provisions relating to the rights, preferences and limitations of the Class B common stock, or the Class B Stock Elimination Proposal.
The form of the proposed amendments to our Charter to reflect the changes contemplated by this Proposal are attached to this proxy statement as Annex B-1 (shown as a redline against the corresponding provision in the Charter). We are also seeking to make any other conforming changes consistent with this proposal throughout the Charter, as shown in Annex B-10 (shown as a redline against the Charter).
Reasons for the Proposed Amendments
Our Charter currently authorizes 50,000,000 shares of Class B common stock, par value $0.001 per share (the “Class B Common Stock”). In connection with the closing of the Recapitalization Transactions, all of the outstanding Class B Common Stock was converted into shares of Class A common stock on a one-for-one-basis, such that no shares of Class B Common Stock remain outstanding. As a result, there are currently no shares of our Class B Common Stock outstanding. In addition, the Company currently has no plans or intentions to issue any shares of Class B Common Stock in the future. The Board has proposed the amendment because it believes the dual class structure and continuing reference to the Class B Common Stock in the Charter is unnecessary, burdensome and potentially confusing to investors and the capital markets.
Appraisal Rights
Under Delaware law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Class B Stock Elimination Proposal and we will not independently provide our stockholders with any such rights.
Interest of Certain Persons in Matters to be Acted Upon
No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Class B Stock Elimination Proposal that is not shared by all of our other stockholders.
Our Board unanimously recommends a vote “FOR” the approval of the Class B Stock Elimination Proposal.

27

Proposal No. 4
The Preferred Stock Elimination Proposal
In this Proposal, we are seeking stockholder approval to amend the Charter to eliminate the 10,000,000 authorized shares of our preferred stock, none of which are currently outstanding, and eliminate all references to the preferred stock, including but not limited to provisions relating to the rights, preferences and limitations of the preferred stock, or the Preferred Stock Elimination Proposal.
The form of the proposed amendments to our Charter to reflect the changes contemplated by this Proposal are attached to this proxy statement as Annex B-2 (shown as a redline against the corresponding provision in the Charter). We are also seeking to make any other conforming changes consistent with this proposal throughout the Charter, as shown in Annex B-10 (shown as a redline against the Charter).
Reasons for the Proposed Amendments
Our Charter currently authorizes 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). In connection with the closing of the Recapitalization Transactions, all of the outstanding Preferred Stock, if any, was converted into shares of Class A common stock on a one-for-one-basis, such that no shares of Preferred Stock remain outstanding. As a result, there are currently no shares of our Preferred Stock outstanding. In addition, the Company currently has no plans or intentions to issue any shares of Preferred Stock in the future. The Board has proposed the amendment because it believes the continuing reference to the Preferred Stock in the Charter is unnecessary, burdensome and potentially confusing to investors and the capital markets.
Appraisal Rights
Under Delaware law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Preferred Stock Elimination Proposal and we will not independently provide our stockholders with any such rights.
Interest of Certain Persons in Matters to be Acted Upon
No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Preferred Stock Elimination Proposal that is not shared by all of our other stockholders.
Our Board unanimously recommends a vote “FOR” the approval of the Preferred Stock Elimination Proposal.

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Proposal No. 5
The Supermajority Voting
Elimination Proposal
In this Proposal, we are seeking stockholder approval to amend the Charter to eliminate certain supermajority voting provisions, or the Supermajority Voting Elimination Proposal.
Our Charter includes certain supermajority voting provisions requiring the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote. Such voting standards are included in:
•	Article V, outlining the vote required to approve any adoption, repeal, alteration, amendment or rescission of the Company’s bylaws by the stockholders;
•	Article VI, section 6.6, outlining the vote required to remove directors for cause; and
•	Article VIII, outlining the vote required, with specified exceptions, to approve the adoption, amendment, or repeal of the Charter.
This Proposal is intended to eliminate the foregoing supermajority voting. The form of the proposed amendments to our Charter to reflect the changes contemplated by this Proposal are attached to this proxy statement as Annex B-3 (shown as a redline against the corresponding provision in the Charter). We are also seeking to make any other conforming changes consistent with this proposal throughout the Charter, as shown in Annex B-10 (shown as a redline against the Charter).
Reasons for the Proposed Amendments
The Board has carefully considered the advantages and disadvantages of maintaining the supermajority voting provisions in our Charter and our Bylaws. While the higher voting requirements are intended to ensure that certain fundamental matters are supported by a broad consensus of the Company’s stockholders, our Board recognizes that there are different perspectives on this matter. After weighing these considerations, our Board has determined that it is in the best interests of the Company and its stockholders to amend our Charter to eliminate the supermajority voting requirements.
Our Board unanimously recommends a vote “FOR” the approval of the Supermajority Voting Elimination Proposal.

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Proposal No. 6
The Board Quorum Proposal
In this Proposal, we are seeking stockholder approval to amend the Charter to establish quorum requirements for directors to take action at all meetings of the Board of Directors, or the Board Quorum Proposal.
The form of the proposed amendments to our Charter to reflect the changes contemplated by this Proposal are attached to this proxy statement as Annex B-4 (shown as a redline against the corresponding provision in the Charter). We are also seeking to make any other conforming changes consistent with this proposal throughout the Charter, as shown in Annex B-10 (shown as a redline against the Charter).
Reasons for the Proposed Amendments
The current Charter is silent on the quorum required for the transaction of business at all meetings of the Board of Directors. The Company’s Bylaws currently state that at all meetings of the Board of Directors, a majority of the Whole Board of Directors (which is defined as the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships) shall constitute a quorum for the transaction of business; provided that, solely for the purposes of filling vacancies, a meeting of the Board of Directors may be held if a majority of the directors then in office participate in such meeting.
The Board Quorum Proposal is intended to amend the Charter to provide that:
•	at all meetings of the Board of Directors, a majority of the Whole Board of Directors shall constitute a quorum for the transaction of business;
•
so long as Nexus has the right to appoint the Nexus Director in accordance with the Investor Rights Agreement, the Nexus Director must be present (in person or by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other) at any meeting of the Board of Directors for a quorum to exist; and

•
so long as STORY3 has the right to appoint the STORY3 Director in accordance with the Investor Rights Agreement, the STORY3 Director must be present (in person or by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other) at any meeting of the Board of Directors for a quorum to exist.

Following the consummation of the Recapitalization Transactions, it is important for all members of the Board and representatives of the Investor Group to be able to actively participate in decisions made by the Board. Revising the quorum requirement to ensure that all designated directors under the Investor Rights Agreement are available will ensure that appropriate investor representation is present to maintain governance integrity.
Our Board unanimously recommends a vote “FOR” the approval of the Board Quorum Proposal.

30

Proposal No. 7
The Special Meeting Proposal
In this Proposal, we are seeking stockholder approval to amend the Charter to permit stockholders holding at least 40% of the voting power of all then-outstanding common stock to call special meetings of stockholders of the Company, or the Special Meeting Proposal.
Currently, under the Company’s Bylaws, special meetings of stockholders for any purpose or purposes may be called only by a chairperson or co-chairperson of the Board or pursuant to a resolution adopted by a majority of the Whole Board of Directors.
The form of the proposed amendments to our Charter to reflect the changes contemplated by this Proposal are attached to this proxy statement as Annex B-5 (shown as a redline against the corresponding provision in the Charter). We are also seeking to make any other conforming changes consistent with this proposal throughout the Charter, as shown in Annex B-10 (shown as a redline against the Charter).
Reasons for the Proposed Amendments
As part of the Board of Directors’ review of the Company’s corporate governance practices, the Board of Directors has determined that it is appropriate and timely to present stockholders with the opportunity to approve a proposal that would allow stockholders owning 40% of the voting power of all of the then-outstanding Class A common stock to call a special meeting of stockholders.
Following the Recapitalization Transactions, the Board believes that requiring stockholders owning at least 40% of the voting power of all of the then-outstanding Class A common stock strikes a reasonable and appropriate balance between permitting stockholders to request that the Board call special meetings and ensuring that special meetings are held only when supported by a meaningful proportion of our stockholders, since special meetings should be limited to address significant, time-sensitive issues that cannot be delayed until the Company’s next annual meeting. Recognizing the benefits of providing a right to call special meetings, the Board believes that a failure to receive at least 40% of stockholders to support the need to convene a special meeting is a strong indicator that the relevant issue is unduly narrow and not deemed sufficiently significant by our stockholders generally.
Our Board unanimously recommends a vote “FOR” the approval of the Special Meeting Proposal.

31

Proposal No. 8
The Written Consent Proposal
In this Proposal, we are seeking stockholder approval to amend the Charter to remove the prohibition against stockholders taking action by written consent without holding a meeting, or the Written Consent Proposal.
Currently, Article VII of the Charter provides that no action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, and no action shall be taken by stockholders of the Company by consent.
The form of the proposed amendments to our Charter to reflect the changes contemplated by this Proposal are attached to this proxy statement as Annex B-6 (shown as a redline against the corresponding provision in the Charter). We are also seeking to make any other conforming changes consistent with this proposal throughout the Charter, as shown in Annex B-10 (shown as a redline against the Charter).
Reasons for the Proposed Amendments
In connection with the Recapitalization Transactions, the Board considered the advantages and disadvantages of prohibiting stockholder action by written consent similar to that currently found in our Charter. This type of prohibition generally is intended to facilitate corporate stability by requiring stockholder action to occur at a duly called and convened stockholder meeting. These voting limitations prohibiting stockholder action by written consent may also have the effect of providing anti-takeover protection to the Company. However, many investors and others view prohibitions against stockholder action by written consent as conflicting with principles of good corporate governance by preventing stockholders from fully exercising their voting rights as stockholders due to the need to convene at an annual or special meeting to effect change. Section 228 of the Delaware General Corporation Law (the “DGCL”) allows stockholders to act by written consent unless otherwise provided in a corporation’s certificate of incorporation.
In reaching its determination, the Board concluded that the benefits of prohibiting stockholder action by written consent were outweighed by the Board’s belief that removing the prohibition is a meaningful step towards achieving our goal of ensuring that our corporate governance policies conform to current best practices and maximizing the ability of our stockholders to appropriately participate in the affairs of the Company.
Our Board unanimously recommends a vote “FOR” the approval of the Written Consent Proposal.

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Proposal No. 9
The Officer Exculpation Proposal
In this Proposal, we are seeking stockholder approval to amend the Charter to limit the liability of certain of our officers in certain circumstances as permitted by the DGCL, or the Officer Exculpation Proposal.
Pursuant to and consistent with Section 102(b)(7) of the DGCL, Article IX of the Charter already eliminates the monetary liability of directors to the fullest extent permitted by the DGCL. Effective August 1, 2022, Section 102(b)(7) was amended to permit companies to include in their certificates of incorporation limitations of monetary liability for certain senior corporate officers, such as a president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, and chief accounting officer, and any other person who is or was identified in our public filings with the SEC as a named executive officer and any persons who have consented to be identified as an officer. Consistent with Section 102(b)(7), the proposed amendments would permit exculpation of these officers for breaches of their fiduciary duty of care in any direct claim to the fullest extent permitted by Delaware law, as it currently exists or as it may be amended in the future. Like the provision limiting the monetary liability of directors, the DGCL does not permit the elimination of liability of these officers for any breach of their duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. The DGCL also does not permit the limitation of monetary liability of these officers in any action by or in the right of the Company, such as a derivative claim.
The form of the proposed amendments to our Charter to reflect the changes contemplated by this Proposal are attached to this proxy statement as Annex B-7 (shown as a redline against the corresponding provision in the Charter). We are also seeking to make any other conforming changes consistent with this proposal throughout the Charter, as shown in Annex B-10 (shown as a redline against the Charter).
Reasons for the Proposed Amendments
After a review of evolving corporate governance practices, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to limit the liability of officers as and to the extent permitted by the DGCL. The Officer Exculpation Proposal would approve changes to the Charter that would mitigate the risk of personal financial liability in certain circumstances and help attract and retain officers, while keeping narrow the type of claims for which officers may be exculpated from liability.
Our Board unanimously recommends a vote “FOR” the approval of the Officer Exculpation Proposal.

33

Proposal No. 10
The Board Designation Rights
Proposal
In this Proposal, we are seeking stockholder approval to amend the Charter to provide for certain director designation rights to the Investor Group (as defined below) and to make certain other conforming changes consistent with the Investor Rights Agreement, or the Board Designation Rights Proposal.
In connection with the consummation of the Recapitalization Transactions, the Investor Group, and certain other parties entered into the Investor Rights Agreement, as amended by that certain side letter agreement, dated as of May 12, 2026, by and among Jennifer Hyman, the Company and the other parties thereto, pursuant to which, among other things, the Company and the Investor Group agreed to take all commercially reasonable actions necessary to cause the Board to include one director designated by Nexus, one director designated by STORY3 and three directors designated by the Board, for so long as they maintain a certain percentage of ownership of our outstanding Class A common stock.
Pursuant to this amendment, in addition to the Investor Rights Agreement, the Charter would also provide the Investor Group with the right to designate persons to the Board, who will be the Investor Group’s appointees under Charter, as follows:
(a)
for so long as Nexus continues to own at least twenty-five percent (25%) of the shares of Class A common stock that it held as of the closing of the Recapitalization Transactions (the “Minimum Ownership Threshold”), Nexus shall be entitled to designate for appointment to the Board one (1) Director from time to time;

(b)	for so long as STORY3 continues to own at the Minimum Ownership Threshold as to its shares, STORY3 shall be entitled to designate for appointment to the Board one (1) Director from time to time; and
(c)
the Board shall be entitled to designate for appointment to the Board three (3) Directors from time to time to fill any remaining vacancies on the Board (such Directors, the “Investor Directors”); provided that such Investor Directors shall be subject to the approval, prior to such appointment, of those Investors that continue to satisfy the Minimum Ownership Threshold as to their respective holdings and that collectively hold a majority of the shares of Class A Common Stock held by all Investors then satisfying the Minimum Ownership Threshold.

The form of the proposed amendments to our Charter to reflect the changes contemplated by this Proposal are attached to this proxy statement as Annex B-8 (with a redline against the corresponding provision in the Charter). We are also seeking to make any other conforming changes consistent with this proposal throughout the Charter, as shown in Annex B-10 (shown as a redline against the Charter).
Reasons for the Proposed Amendments
The Board believes that it is important to provide the Investor Group with such board designation rights and believes that providing such board designation rights in the Company’s Charter will enhance the ability of the Investor Group to more freely exercise their respective independent business judgment to advance the goals of the Company and maximize value for the Company’s stockholders.
Our Board unanimously recommends a vote “FOR” the approval of the Board Designation Rights Proposal.

34

Proposal No. 11
The Corporate Opportunity
Proposal
In this Proposal, we are seeking stockholder approval to amend the Charter to limit the definition of “Exempt Person” to designated directors of STORY3 and Nexus rather than all non-employee directors, and eliminate the provision that no director shall be liable to the Company, its subsidiaries, or its stockholders for breach of any duty relating to compliance with such corporate opportunity provisions, or the Corporate Opportunity Proposal.
The “corporate opportunity” doctrine provides that directors and officers of a corporation, as part of their duty of loyalty to the corporation and its stockholders, generally have a fiduciary duty to disclose opportunities to the corporation that are related to its business and are prohibited from pursuing those opportunities unless the corporation determines that it is not going to pursue them. Section 122(17) of the DGCL expressly permits Delaware corporations, such as the Company, to renounce any interest or expectancy of the corporation in certain business opportunities. Article X of the Charter currently provides that certain business opportunities presented to any director (or his or her respective affiliates) who is not employed by the Company or its subsidiaries (each such Person, an “Exempt Person”) are not subject to the “corporate opportunity” doctrine, and that the maximum extent permitted under the DGCL, the Company renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for the parties named therein. Furthermore, the Charter provides that any “Exempt Person” will not be liable to the Company, or to any of the Company’s stockholders, for breach of any fiduciary duty that would otherwise exist because such individual directs a corporate opportunity to themselves instead of the Company.
The form of the proposed amendments to our Charter to reflect the changes contemplated by this Proposal are attached to this proxy statement as Annex B-9 (with a redline against the corresponding provision in the Charter). We are also seeking to make any other conforming changes consistent with this proposal throughout the Charter, as shown in Annex B-10 (shown as a redline against the Charter).
Reasons for the Proposed Amendments
Given the changes to the composition of the Board of Directors following the Recapitalization Transactions, the Board of Directors has determined that it is appropriate to limit the category of “Exempt Persons” for purposes of the corporate opportunity provisions to only the designated directors of STORY3 and Nexus, rather than all non-employee directors. Consistent with this amendment, the Board of Directors also believes it is appropriate to eliminate the provision stating that no director shall be liable to the Company, its subsidiaries or its stockholders for any breach of duty arising from compliance with such corporate opportunity provisions.
Our Board unanimously recommends a vote “FOR” the approval of the Corporate Opportunity Proposal.

35

Proposal No. 12
The Plan Amendment Proposal
We are seeking stockholder approval to adopt the First Amendment to increase the maximum number of shares of Class A common stock authorized for issuance under the 2021 Plan by 3,899,439 shares to 10,171,225 shares. The Board approved the First Amendment on December 15, 2025, subject to stockholder approval, and our stockholders are now being asked to approve the First Amendment.
The Company filed a registration statement on Form S-8 with the SEC on December 15, 2025, to register the 3,899,439 shares of Class A common stock which will become available under the Amended Plan if our stockholders approve the First Amendment.
Rationale for the Amended Plan
If the Plan Amendment Proposal is approved by our stockholders, the Amended Plan will allow us to continue to provide our employees with the opportunity to acquire an ownership interest in the Company through the Amended Plan, encouraging them to remain in our employ or service, motivating them to achieve superior performance for the Company and more closely aligning their interests with those of our stockholders. We believe that offering ownership interests in the Company through the Amended Plan is a key factor in retaining existing employees, recruiting, and retaining new employees and is vital to the long-term success of the Company by aligning and increasing the interest of all employees in our success.
The Board considers long-term equity-based incentive compensation as an important element of the Company’s compensation program. The Board believes that equity awards provide our executive officers and employees with a strong link to long-term performance, create an ownership culture and help to align the interests of our executive officers and employees with those of our stockholders. The Amended Plan is designed to advance these interests to the benefit of the Company and its stockholders and encourage sustained excellence from our employees to drive long-term stockholder value. Equity-based compensation under the Amended Plan would encourage executive officers and employees to act as owners with an equity stake in the Company, discourage inappropriate risk-taking and contribute to continuity and stability within the Company’s workforce.
The ability to grant long-term equity-based compensation would allow the Company to continue to align the interests of executive officers and employees with the interests of the Company’s stockholders and to create substantial incentives for the Company’s executive officers and employees to achieve the Company’s long-term goals. In addition, long-term equity-based compensation enables the Company to provide competitive compensation to help in recruitment of executive officers and employees, and, through vesting requirements, helps to promote retention and long-term service of executive officers and employees.
Summary of the Amended Plan
The following summary discussion describes the principal features of the Amended Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Amended Plan. It is qualified in its entirety by reference to the full text and terms of the Amended Plan, a copy of which is attached as Annex C.
Eligibility and Administration
Our employees, non-employee directors and consultants, and employees, non-employee directors and consultants of our subsidiaries, are eligible to receive awards under the Amended Plan. The Amended Plan is expected to be administered by the Board, which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the “plan administrator” below), subject to certain limitations that may be imposed under Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Amended Plan, subject to its express

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terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Amended Plan, including any vesting and vesting acceleration conditions. As of May 20, 2026, approximately 186 employees, four (4) non-employee directors, and no consultants of the Company and its subsidiaries were eligible to participate in the Amended Plan.
Limitation on Awards and Shares Available
Previously, the maximum number of shares of our Class A common stock available for issuance under the 2021 Plan was 6,271,786 shares of our Class A common stock.
If the Plan Amendment Proposal is approved by our stockholders, the maximum number of shares of Class A common stock authorized for issuance under the Amended Plan will be increased by 3,899,439 to 10,171,225, and is intended to provide us with enough shares of Class A common stock to grant awards to executive officers, non-employee directors, and other employees, to promote retention of our executive officers and employees, and to align the interests of our executive officers and employees with those of our stockholders.
No more than 15,665,544 shares of Class A common stock may be issued upon the exercise of incentive stock options (“ISOs”) under the Amended Plan.
Awards granted under the Amended Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction with us, such as a merger, combination, consolidation or acquisition of property or stock will not reduce the shares authorized for grant under the Amended Plan. The maximum grant date fair value of cash and equity awards granted to any non-employee director pursuant to the Amended Plan during any calendar year is $750,000, increased to $1,000,000 for the non-employee director’s initial year of service as a non-employee director.
Awards
The Amended Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), restricted stock, dividend equivalents, stock payments, restricted stock units, which may be subject to time- and / or performance-vesting conditions (“RSUs”), other incentive awards, stock appreciation rights (“SARs”) and cash awards.
Certain awards under the Amended Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code as amended, and the regulations and guidance promulgated thereunder (the “Code”), which may impose additional requirements on the terms and conditions of such awards. All awards under the Amended Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.
Stock Options. Stock options provide for the purchase of shares of Class A common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share of Class A common stock on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).
SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares of Class A common stock subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share of Class A common stock on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction). The term of a SAR may not be longer than ten years.
Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of Class A common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of Class A common stock in the future, which may also remain

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forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral.
Stock Payments, Other Incentive Awards and Cash Awards. Stock payments are awards of fully vested shares of Class A common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of Class A common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.
Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of Class A common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.
Vesting
Vesting conditions determined by the plan administrator may apply to each award and may include continued service, performance and/or other conditions.
Certain Transactions
The plan administrator has broad discretion to take action under the Amended Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits, facilitate the transaction, or give effect to changes in applicable law or accounting principles, in connection with certain transactions and events affecting our common stock, such as a change in control, stock dividends, stock splits, mergers, consolidations and other corporate transactions. This includes cancelling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the Amended Plan and replacing or terminating awards under the Amended Plan. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Amended Plan and outstanding awards. In the event of a “change in control” of our Company (as defined in the Amended Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards may become fully vested and exercisable in connection with the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.
Non-U.S. Participants, Clawback Provisions, Transferability and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the Company’s Policy Relating to Recovery of Erroneously Awarded Compensation. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Amended Plan are generally non-transferable, and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Amended Plan, the plan administrator may, in its discretion, accept cash or check, provide for net withholding of shares, allow shares of our common stock that meet specified conditions to be repurchased, allow a “market sell order” or such other consideration as it deems suitable.
Plan Amendment and Termination
The Board may amend or terminate the Amended Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the Amended Plan. No award may be granted pursuant to the Amended Plan after the tenth anniversary of the date on which our stockholders approve the Amended Plan.

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Federal Income Tax Consequences of Awards
The Amended Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The following is a general summary of certain U.S. Federal income tax consequences to U.S. participants with respect to awards granted under the Amended Plan based on the law as currently in effect. This discussion applies to participants who are citizens or residents of the U.S. and a U.S. taxpayer.
Nonqualified Stock Options
On exercise of a nonqualified stock option granted under the Amended Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of the Company or one of its subsidiaries, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those shares will begin on that date.
If an optionee pays for shares of stock on exercise of an option by delivering shares of our common stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he or she had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his or her holding period for those shares will include his or her holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.
We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee; provided that the deduction is not otherwise disallowed under the Code.
Incentive Stock Options
The Amended Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in Section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss. An individual’s stock options otherwise qualifying as ISOs will be treated for tax purposes as nonqualified stock options (and not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.
If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period (a “Disqualifying Disposition”), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
An optionee who exercises an ISO by delivering shares of our common stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” in connection with the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

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For purposes of the alternative minimum tax, the amount by which the fair market value of a share of our common stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.
We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, RTR is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee; provided that the deduction is not otherwise disallowed under the Code.
Stock Appreciation Rights
A recipient who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income; provided that the deduction is not otherwise disallowed under the Code. The participant’s tax basis in any stock received upon exercise of a SAR will be the fair market value of the stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such stock on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such stock were held by the participant.
Restricted Stock; Restricted Stock Units
Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the Amended Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. If permitted by the plan administrator, a recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the Amended Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year from the date as of which he or she would be required to recognize any compensation income.
We will be allowed a corresponding Federal income tax deduction in an amount equal to the ordinary income recognized by the recipient; provided that the deduction is not otherwise disallowed under the Code.
Generally, the grant of RSUs (including performance-based restricted stock units) will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in stock or cash, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

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Stock Payments, Other Incentive Awards and Cash Awards
With respect to other awards granted under the Amended Plan, including stock bonuses, other stock-based awards and cash awards, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount; provided that the deduction is not otherwise disallowed under the Code.
Dividend Equivalents
Generally, the recipient of dividend equivalents will recognize ordinary compensation income at the time the dividend equivalents are received equal to the fair market value of the dividend equivalents received. We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalents; provided that the deduction is not otherwise disallowed under the Code.
Section 409A of the Code
Section 409A of the Code imposes requirements applicable to “nonqualified deferred compensation plans,” including rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer’s financial health. These rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income.
Some of the awards to be granted under the Amended Plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, deferred stock. It is intended that any award agreement that will govern Awards subject to Section 409A will comply with, or be exempt from, these rules.
Section 280G of the Code
Under certain circumstances, the acceleration of vesting of equity awards in connection with a change in control could result in excess “parachute payments” under Section 280G of the Code, which amounts may not be deductible by the Company. In addition, executives that receive such payments may be subject to a 20% excise tax (in addition to regular income taxes). The Amended Plan does not provide for any excise tax gross-ups.
Section 162(m) Deduction Limitation
In general, compensation over $1.0 million per year paid to any named executive officer (and any person who was a named executive for any year, beginning with 2017) will be nondeductible under Section 162(m) of the Code.
State and Local Income Taxes
In addition to U.S. Federal income tax, participants may also be subject to U.S. state and local taxes with respect to awards granted under the Amended Plan.
New Plan Benefits under the Amended Plan
On December 16, 2025, we granted performance stock units (“PSUs”) to our executive officers (other than Ms. Hyman and Mr. Fonseca) and certain of our other employees, on February 27, 2026, we granted PSUs to Mr. Fonseca and, on May 15, 2026, we granted PSUs to Ms. Bariquit, in each case, pursuant to the Amended Plan (the “FY 2025 PSUs”). The award agreements covering the FY 2025 PSUs provide that no shares of Class A common stock may be issued with respect to the FY 2025 PSUs unless and until the Company’s stockholders

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approve an increase in the number of shares of Class A common stock authorized for issuance under the 2021 Plan. If our stockholders approve the Plan Amendment Proposal, then such requirement will be satisfied. However, if the Plan Amendment Proposal is not approved by our stockholders, then there will not be a sufficient number of shares of Class A common stock under the 2021 Plan in order to deliver shares of Class A common stock with respect to any vested FY 2025 PSUs.
The table below sets forth the new plan benefits granted to the individuals and groups identified in the table below pursuant to the Amended Plan.
The FY 2025 PSUs (other than Ms. Bariquit’s and Mr. Fonseca’s) will be eligible to be earned in three equal tranches over the Company’s 2027, 2028 and 2029 fiscal years (each period, a “Performance Period”), based upon performance goals and metrics applicable to the Performance Period as determined by the Board no later than 90 days following the commencement of the Performance Period. Any earned PSUs will generally vest at the end of the final Performance Period, provided that the holder remains employed with the Company through the vesting date.
Mr. Fonseca’s FY 2025 PSUs and Ms. Bariquit’s FY2025 PSUs will generally vest based on the Implied Equity Value of the Company (as defined in the applicable PSU award agreement) attained in connection with an Investor Group Sale (as defined in the applicable PSU award agreement), generally subject to Mr. Fonseca’s and Ms. Bariquit’s continued service through the applicable vesting date.
The closing price of a share of our Class A common stock on May 20, 2026 was $3.79.

Name and Position	Target Value ($)(1)	Target Number of Shares (#)(2)
Jennifer Y. Hyman Co-Founder, Former Chief Executive Officer & President	$0.00	0
Teri Bariquit Interim Chief Executive Officer & President	$379,000	100,000
Sid Thacker Chief Financial Officer	$760,266	200,598
Sarah Tam Chief Merchant Officer	$760,266	200,598
All Current Executive Officers as a group (6)(3)(4)(5)	$10,414,549	2,747,902
All Current Non-Employee Directors as a group (3)(6)	$0.00	0
All Current Employees (other than Executive Officers) as a Group (approximately 28)(7)	$2,255,202	595,040

(1)
Amounts in this column, except where noted to the contrary, reflect the value of the FY 2025 PSUs granted to the specified individuals or groups as determined by multiplying the target number of shares of Class A common stock subject to the PSUs, by the closing price of our common stock on May 20, 2026, which was $3.79. As further explained above, the FY 2025 PSUs (other than Ms. Bariquit and Mr. Fonseca’s) are subject to performance goals and metrics that have not been set as of the date of this Proxy Statement.

(2)	Amounts in this column, except where noted to the contrary, reflect the number of shares of Class A common stock issued under the Amended Plan assuming that target level of performance is achieved.
(3)	Amounts in this row include the target value and target number of shares of Class A common stock subject to Ms. Bariquit’s FY 2025 PSUs assuming that maximum level of performance is achieved.
(4)	Ms. Hyman has been excluded from the “All Current Executive Officers as a Group” on the basis that she is not an executive officer as of May 20, 2026.
(5)	Amounts in this row include the target value and target number of shares of Class A common stock subject to Mr. Fonseca’s FY 2025 PSUs assuming that maximum level of performance is achieved.
(6)
Ms. Bariquit has been excluded from the “All Current Non-Employee Directors as a Group” on the basis that she is an executive officer as of May 15, 2026, and her amounts are reflected above in “All Current Executive Officers as a Group”.

(7)
Amounts in this row do not include the number of shares of Class A common stock subject to FY 2025 PSUs, or the value thereof, granted to individuals who forfeited their FY 2025 PSUs as a result of their termination of service prior to May 20, 2025, including Ms. Hyman, who ceased to be an executive officer as of May 15, 2026. For Ms. Bariquit, the amount in this row includes the target value and number of shares of Class A common stock subject to Ms. Bariquit’s FY 2025 PSUs assuming maximum level of performance is achieved.

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Additional Information Regarding the Amended Plan
The following table lists each of our named executive officers, all current executive officers as a group, all current non-employee directors as a group, each associate of the foregoing persons, each other person who received at least 5% of the awards under the 2021 Plan, and all current employees of the Company (other than executive officers) as a group, indicating the aggregate number of options, RSUs and PSUs granted under the 2021 Plan to each of the foregoing since the inception of the 2021 Plan. The closing price of a share of our Class A common stock on May 20, 2026 was $3.79.

Name(1)(2)	Options granted under the 2021 Plan From Inception	Weighted Average Exercise Price of Options	Restricted Stock Units granted under the 2021 Plan From Inception(3)	Performance Stock Units granted under the 2021 Plan From Inception (assuming target level of performance)
Jennifer Y. Hyman Co-Founder, Former Chief Executive Officer & President	0	0	1,214,458	1,002,993
Teri Bariquit Interim Chief Executive Officer & President	0	0	16,759	0
Sid Thacker Chief Financial Officer	0	0	261,848	0
Sarah Tam Chief Merchant Officer	0	0	242,005	0
All Current Executive Officers as a Group (6 persons)(4)	0	0	831,027	0
All Current Non-Executive Directors as a Group (3 persons)(5)	0	0	19,181	0
Associates of Named Executive Officers and Directors	0	0	0	0
Each Other Person who Received 5% of Awards under the Amended Plan	0	0	0	0
All Current Employees (other than Executive Officers) as a Group (approximately 188)	4,146	$339.76	880,736	0

(1)
Rule 12b-2 of the Exchange Act defines an “associate” as (1) any corporation or entity of which the person is a partner, officer or 10% beneficial owner; (2) any trust or estate in which the person has a substantial interest or as to which the person serves as a trustee; and (3) any relative or spouse of the person, or relative of the person’s spouse, who shares the same household or who is a director or officer of the company, its parent or any of its subsidiaries.

(2)
Amounts and values in this table have been adjusted to reflect (i) that certain reverse stock split effectuated in April 2024, (ii) that certain stock option exchange implemented in July 2023, and (iii) the conversion of equity awards denominated in shares of Class B common stock that were converted into equity awards denominated in Class A common stock in connection with the Recapitalization Transactions.

(3)	Amounts in this column include RSUs held by executive officers which were cancelled in connection with the Recapitalization Transactions.
(4)	Ms. Hyman has been excluded from the “All Current Executive Officers as a group” on the basis that she is not an executive officer as of May 15, 2026.
(5)
Ms. Bariquit has been excluded from the “All Current Non-Employee Directors as a Group” on the basis that she is an executive officer as of May 15, 2026 and her amounts are reflected above in “All Current Executive Officers as a Group”.

Reasons for Seeking Stockholder Approval
Our Class A common stock is listed on the Nasdaq Global Market. In order to comply with Nasdaq Listing Rules, including, but not limited to, Rule 5635(c), we are seeking stockholder approval of the First Amendment to the Amended Plan.

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Nasdaq Listing Rule 5635(c) requires stockholder approval prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended, pursuant to which stock may be acquired by officers, directors, employees or consultants.
Consequences if Stockholder Approval Is Not Obtained
As noted above, if the Plan Amendment Proposal is not approved by our stockholders, then there will not be a sufficient number of shares of Class A common stock under the 2021 Plan in order to deliver shares of Class A common stock with respect to any vested FY 2025 PSUs. In addition, we will be unable to provide equity-based compensation to eligible employees and other service providers once the 2021 Plan share pool is depleted. Equity-based compensation is a critical feature of our executive and employee compensation program and the inability to grant equity awards in the future may adversely impact our ability to attract and retain talent and accordingly, the Company’s long-term success. We therefore strongly believe that it is critical that you vote “FOR” the Plan Amendment Proposal.
Our Board unanimously recommends a vote “FOR” the approval of the Plan Amendment Proposal.

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Executive Officers
Below is information regarding each of our current executive officers. Our executive officers serve at the discretion of our Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Teri Bariquit	65	Interim Chief Executive Officer & President
Dhiren Fonseca	61	Executive Chairman
Sid Thacker*	49	Chief Financial Officer
Drew Rau	48	Chief Supply Chain Officer
Cara Schembri	49	Chief Legal & Administrative Officer; Secretary
Sarah Tam	52	Chief Merchant Officer
Paige Thomas**	54	Chief Commercial Officer

*On May 18, 2026, Mr. Thacker notified us of his resignation as Chief Financial Officer, effective on or about June 3, 2026.
** Ms. Thomas was appointed as Chief Commercial Officer, effective June 1, 2026.
Teri Bariquit has served as our interim Chief Executive Officer and President since May 2026. Please see the “Information About Board Nominees and Continuing Directors” section for additional biographical information.
Dhiren Fonseca has served as our Executive Chairman since October 2025. Please see the “Information About Board Nominees and Continuing Directors” section for additional biographical information.
Sid Thacker has served as our Chief Financial Officer since May 2023. Prior to that, he served as the Company’s Senior Vice President, FP&A from July 2022 to May 2023. Prior to joining RTR, from January 2020 to March 2022, Mr. Thacker served as an Investment Partner at Coalition Investment Partners, an alternative asset manager. From June 2018 to January 2020, Mr. Thacker served as CEO of SAR Capital Advisors, LP, an investment advisory firm, and from August 2011 to December 2017, he served as Founder, CEO and CIO of Signpost Capital Advisors, LP, an investment advisory firm. Mr. Thacker holds a B.A. from Oberlin College and an M.B.A. from Harvard Business School.
Drew Rau has served as our Chief Supply Chain Officer since September 2023. Prior to that, he served as our SVP, Supply Chain and Inventory from January 2023 to August 2023, after joining us in November 2021 as VP, Inventory Performance, Capacity Management and Planning, Transportation, and Loss Prevention. Prior to that, Mr. Rau served as VP Global Supply Chain at Overstock.com, an e-commerce marketplace, from November 2020 to November 2021 and as VP of Operations, Agricultural Operations and People Safety at Bowery Farming, an indoor agriculture startup, from February 2019 to November 2020. Mr. Rau also held several roles of increasing seniority at Amazon from November 2014 to February 2019, including Director of Fulfillment where he oversaw the Prime Pantry and Sub Same Day fulfillment network. Mr. Rau holds a B.S. in Business Management and Computer Information Systems from the Metropolitan State University of Denver and an M.B.A. from the University of Denver.
Cara Schembri has served as our Chief Legal & Administrative Officer since December 2023, after serving as General Counsel and Corporate Secretary since December 2019 and also serving as Interim Chief People Officer from March to September 2020. From September 2014 to November 2019, Ms. Schembri served in various roles at Etsy, Inc., a global online marketplace, most recently as the Vice President, Deputy General Counsel and Assistant Secretary. Prior to that, Ms. Schembri served as Senior Counsel and Assistant Corporate Secretary for Avon Products, Inc., a multinational cosmetics and personal care company, from September 2008 to September 2014. She began her career in private practice at Norton Rose Fulbright LLP and Sidley Austin LLP. Ms. Schembri holds a B.A. in Philosophy from Binghamton University and a J.D. from The George Washington University Law School.
Sarah Tam has served as our Chief Merchant Officer since August 2017. Prior to that, she served as our Senior Vice President of Merchandising and Planning from February 2015 to August 2017. Before joining us, Ms. Tam spent 19 years at Saks Fifth Avenue, where she most recently served as VP DMM, heading up Women’s Designer RTW, Bridal & Evening. Ms. Tam oversaw the creation, execution, and merchandising strategy of the Women’s European and American Designer business across e-commerce and stores nationwide. During her career at Saks Fifth

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Avenue, she held leadership positions across the Buying and Planning organization encompassing multiple categories including Designer RTW, Luxury Handbags, Women’s Designer Shoes, and Men’s Sportswear. Ms. Tam holds a B.S. in Business Administration and Management from Geneseo University.
Paige Thomas has served as our Chief Commercial Officer since June 2026. Before joining us, Ms. Thomas served as Chief Merchant & Product Innovation Officer at Signet Jewelers from June 2024 to August 2025. Prior to that, she served as President & CEO of Saks OFF 5th from 2020 to 2023. From 2012 to 2020, Ms. Thomas served in various executive roles at Nordstrom, most recently as Executive Vice President, General Merchandise Manager, Mens and Kids from 2017 to 2020, and Executive Vice President, General Merchandise Manager and Chief Merchant of Nordstrom Rack from 2012 to 2017. Ms. Thomas also held several roles of increasing seniority at Kohl’s Department Stores from 2003 to 2012, including Executive Vice President, General Merchandise Manager, Juniors, Jewelry, Accessories, Cosmetics. Ms. Thomas holds a B.A. in Business from the University of Washington.

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Executive Compensation
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In fiscal year 2025, which ended on January 31, 2026, our “named executive officers” and their positions were as follows:
•	Jennifer Y. Hyman, Co-Founder, former Chief Executive Officer and President;
•	Sid Thacker, Chief Financial Officer; and
•	Sarah Tam, Chief Merchant Officer.
Although Ms. Hyman ceased serving as an executive officer on May 15, 2026, she was, and is currently, a named executive officer as of January 31, 2026, and, as a result, we have included her in this executive compensation disclosure, as required by Item 402(a) of Regulation S-K. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
On May 18, 2026, Mr. Thacker notified us of his resignation as Chief Financial Officer, effective on or about June 3, 2026.
Summary Compensation Table
The following table presents all of the compensation awarded to, earned by or paid to our named executive officers for the fiscal years ended January 31, 2026 and January 31, 2025.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Jennifer Hyman Co-founder, Former Chief Executive Officer and President	2025	750,000	0	8,465,261	3,330,688	30,418	12,576,367
	2024	650,000	1,172,500	334,800	266,752	40,710	2,464,762
Sid Thacker Chief Financial Officer	2025	550,000	0	1,693,047	858,227	14,600	3,115,874
	2024	475,000	481,562	167,396	83,822	14,400	1,222,180
Sarah Tam Chief Merchant Officer	2025	500,000	0	1,693,047	789,508	14,600	2,997,155
	2024	500,000	405,625	120,897	79,439	14,806	1,120,767

(1)	Amounts reflect the actual base salaries paid to each named executive officer. For additional information, see “Base Salaries” below.
(2)
Amounts reflect the full grant-date fair value of restricted stock units, or RSUs, granted and/or modified during fiscal years 2025 and 2024 to each of our named executive officers, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The valuation assumptions used in the calculation of such amounts are set forth in Note 14—Share-based Compensation Plans in our 2025 Annual Report.

(3)
This column does not reflect the FY 2025 PSUs. For purposes of FASB ASC 718, the FY 2025 PSUs were not considered granted from an accounting perspective on December 16, 2025, because the performance conditions applicable to the FY 2025 PSUs had not been determined as of the date of this Proxy Statement. The FY 2025 PSUs will be reflected in the Summary Compensation Table for the fiscal year in which the Company recognizes accounts for the award in accordance with FASB ASC 718.

(4)
Amounts reflect (i) payments pursuant to the 2025 Bonus Program, (ii) the 2025 Retention Bonus Program and (iii) the Closing Installment under the Amended Transaction Bonus Plan. For additional information, see “Cash Incentive Compensation” below.

(5)
For fiscal year 2025, the amount for Ms. Hyman reflects: $10,818 for a free Rent the Runway monthly subscription and Reserve rentals; $14,000 in matching contributions made by us to her 401(k) plan account; $5,000 meal stipend; and $600 in long-term disability insurance premiums paid by us. For fiscal year 2025, the amount for Mr. Thacker reflects $14,000 in matching contributions made by us to his 401(k) plan account and $600 in long-term disability insurance premiums paid by us. For fiscal year 2025, the amount for Ms. Tam reflects $14,000 in matching contributions made by us to her 401(k) plan account; and $600 in long-term disability insurance premiums paid by us.

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Elements of Our Executive Compensation Program
For the fiscal year ended January 31, 2026, the compensation for our named executive officers generally consisted of a base salary, annual cash retention and incentive bonuses, and long-term equity incentive compensation in the form of RSUs and PSUs. These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent which is fundamental to our success.
Below is a more detailed summary of our executive compensation program as it relates to our named executive officers.
Base Salaries
Our named executive officers receive a base salary to compensate them for the services they provide to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities.
Ms. Hyman’s base salary was $750,000 (which was increased from $650,000 on February 25, 2025), Mr. Thacker’s base salary is $550,000 (which was increased from $475,000 on February 21, 2025), and Ms. Tam’s base salary is $500,000. The actual salaries paid to each named executive officer during the applicable fiscal years are set forth in the “Summary Compensation Table” above, in the column titled “Salary.”
Cash Incentive Compensation
2025 Bonus Program. Under our fiscal year 2025 bonus program, our Compensation Committee determined that each of our named executive officers would be eligible to receive a cash performance bonus with the following payment opportunities: Ms. Hyman had a target opportunity of 100% of her base salary and a maximum opportunity of 175% of her base salary; Mr. Thacker had a target opportunity of 43% of his base salary and a maximum opportunity of 175% of target; and Ms. Tam had a target opportunity of 35% of her base salary and a maximum opportunity of 175% of target.
For 2025, bonus targets for all named executive officers were based 100% upon the satisfaction of company-wide ending active subscribers and Adjusted EBITDA goals. Adjusted EBITDA is a non-GAAP measure. See Annex A for a reconciliation to the most comparable GAAP measure. The actual earned bonus payouts were 40.6% of target and the actual bonus amounts earned by each named executive officer for fiscal year 2025 are included in the “Summary Compensation Table” above, in the column titled “Non-Equity Incentive Plan Compensation.”
2025 Retention Bonus Program. In February 2025, the Compensation Committee approved a cash retention bonus program (the “Retention Bonus Program”) for fiscal year 2025 (the “Retention Period”) for its executive officers and other eligible participants, including the named executive officers. The Retention Bonus Program provides for quarterly cash payments based (i) 50% on pre-determined Company performance metrics established by the Compensation Committee relating to growth in the Company’s active subscribers, which component may be earned (subject to achievement of a threshold level of performance) between 75% to 100% of the target level based on Company performance in respect of each fiscal quarter, and (ii) 50% on the participant’s continued service through the end of each applicable fiscal quarter (collectively, the “Retention Bonus”). Ms. Hyman’s target Retention Bonus was $1,500,000, Mr. Thacker’s target Retention Bonus was $420,000 and Ms. Tam’s target Retention Bonus was $420,000. The Retention Bonuses earned by each named executive officer are included in the “Summary Compensation Table” above as a portion of the amounts set forth under the column titled “Non-Equity Incentive Compensation.”
Transaction Bonus Plan. In 2024, the Board of Directors adopted the Rent the Runway, Inc. Transaction Bonus Plan (the “Transaction Bonus Plan”), upon the recommendation of the Compensation Committee. Under the Transaction Bonus Plan, certain key employees of the Company who are designated as participants, including our named executive officers, were eligible to receive a base transaction bonus (the “Base Transaction Bonus”) and a free cash flow bonus (the “Free Cash Flow Bonus”) to provide additional performance incentives based on cash flow performance of the Company and to encourage the realization of a transaction (as such term is defined in the Transaction Bonus Plan). Under the Transaction Bonus Plan, Participants were eligible to be paid a Base Transaction Bonus in an amount equal to the product of (i) $12,500,000 (the “Base Transaction Bonus Pool”), and

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(ii) such participant’s applicable allocated percentage of the Base Transaction Bonus Pool. Participants were eligible to be paid a Free Cash Flow Bonus in an amount equal to the product of (x) 50% of the Company’s free cash flow for the most recent twelve calendar months ended immediately preceding the closing date of a transaction up to a maximum amount of $12,500,000 (the “Free Cash Flow Bonus Pool”), and (y) such participant’s applicable allocated percentage of the Free Cash Flow Bonus Pool. Payment of the transaction bonuses under the Transaction Bonus Plan are subject to the participant’s continued employment with RTR through the date on which RTR enters into a binding agreement to consummate a transaction (the “Transaction Agreement Date”), except that if Ms. Hyman’s employment with RTR was terminated by RTR without cause, by Ms. Hyman for good reason or due to Ms. Hyman’s death or disability prior to the Transaction Agreement Date, Ms. Hyman would eligible to receive a prorated Base Transaction Bonus and Free Cash Flow Bonus in accordance with the Transaction Bonus Plan.
Originally, under the Transaction Bonus Plan, upon the occurrence of a qualifying transaction, Ms. Hyman was eligible to receive an amount in cash equal to 50.8% of each of the Base Transaction Bonus Pool and the Free Flow Transaction Bonus Pool; Mr. Thacker was eligible to receive an amount in cash equal to 11.5% of each of the Base Transaction Bonus Pool and the Free Flow Transaction Bonus Pool; and Ms. Tam was eligible to receive an amount in cash equal to 10.1% of each of the Base Transaction Bonus Pool and the Free Flow Transaction Bonus Pool.
In connection with the Recapitalization Transactions, on August 20, 2025, the Compensation Committee approved an amendment to the Amended Transaction Bonus Plan (the “Amended Transaction Bonus Plan”). Under the Amended Transaction Bonus Plan, our named executive officers ceased to be eligible for the Free Cash Flow Bonus and their Base Transaction Bonus would instead be paid on the following schedule, rather than paid in full upon the closing of the Recapitalization Transactions (the “Closing”): the Base Transaction Bonus was paid 25% at the Closing (the “Closing Installment”), 6.25% on the 18-month, 24-month, 30-month and 36-month anniversaries of the closing (each, a “Semi-Annual Installment”), with the final 50% becoming payable on the earlier of January 31, 2030, and the date of a change in control (which does not include the Recapitalization Transactions), in the case of the final 50%, based on the satisfaction of financial or stock price-based performance measures (as applicable), provided that the named executive officer remains employed through the date each Base Transaction Bonus installment is paid. The Closing Installment and each Semi-Annual Installment are subject to repayment to the Company, net of taxes paid with respect thereto, if the named executive officer terminates their employment prior to the applicable vesting date other than due to a “good leaver termination” (as defined in the Amended Transaction Bonus Plan). The Closing Installment will vest 25% on each of the first four anniversaries of the Closing, the first Semi-Annual Installment will vest 33% on each of the second, third and fourth anniversary of the Closing, the second and third Semi-Annual Installments will each vest 50% on each of the third and fourth anniversary of the Closing, and the fourth Semi-Annual Installment will fully vest on the fourth anniversary of the Closing. As of January 31, 2026, the aggregate Base Transaction Bonus payable to the named executive officers pursuant to the Amended Transaction Bonus Plan was as follows: for Ms. Hyman, $6,350,000; For Mr. Thacker, $1,437,500; and For Ms. Tam, $1,262,500. The Base Transaction Bonuses earned by each named executive officer in fiscal year 2025 (i.e., the Closing Installment) are included in the “Summary Compensation Table” above as a portion of the amounts set forth under the column title “Non-Equity Incentive Plan Compensation.”
Equity Incentive Compensation
Long-term Equity Incentive Compensation.
In fiscal year 2025, equity compensation was provided to our named executive officers in the form of RSUs and PSUs.
The grant date fair value of the RSUs granted to our named executive officers on December 16, 2025 is reflected in the “Stock Awards” column of the Summary Compensation Table. The RSUs vest 25% on the one-year anniversary of the grant date, with the remaining 75% of the RSUs vesting in 1/16th increments on a quarterly basis for the next three years, subject to continued service through the applicable vesting dates.
In addition to the RSUs, on December 16, 2025, we granted our named executive officers the FY 2025 PSUs. The FY 2025 PSUs will generally be subject to three one-year performance periods, commencing with fiscal year 2027, and may be earned at a level ranging from 0% to 200% of the target number of PSUs subject to the award based

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upon the attainment of performance metrics and goals to be established by the Board no later than 90 days after the start of the applicable performance period. For additional information, please see the section entitled “New Plan Benefits Under the Amended Plan” on page 41 of this Proxy Statement.
Because the performance metrics and goals applicable to the FY 2025 PSUs have not been determined as of the date of this Proxy Statement, we have determined that, in accordance with FASB ASC 718, the FY 2025 PSUs have not been granted for accounting purposes. As such, we are not able to disclose the grant date fair value of the PSUs at this time. The grant date fair value of the FY 2025 PSUs will be reflected in the Proxy Statement for the year in which the performance goals and metrics are set by the Board for the applicable performance period. As of January 31, 2026, the target number of shares of Class A common stock eligible to be earned pursuant to the FY 2025 PSU awards granted to our named executive officers in fiscal year 2025 was as follows: for Ms. Hyman, 1,002,993; for Mr. Thacker, 200,598; and for Ms. Tam, 200,598.
Pursuant to the Recapitalization Transactions, all equity awards held by each of the named executive officers that were granted prior to the closing date that had not vested or, if vested, had not been settled as of immediately prior to the closing date, were forfeited in their entirety as a condition to each named executive officer’s receipt of their FY 2025 PSUs and the RSUs granted to our named executive officers in fiscal year 2025.
Other Elements of Compensation
Retirement Plans. We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we provide matching contributions in the 401(k) plan up to a specified percentage of the employee’s contributions. We do not maintain any defined benefit pension plans or deferred compensation plans for our named executive officers.
Employee Benefits and Perquisites. All of our full-time employees, including our current named executive officers, are eligible to participate in our health and welfare plans, including:
•	medical, dental, and vision benefits;
•	medical and dependent care flexible spending accounts;
•	short-term and long-term disability insurance; and
•	life and accidental death & dismemberment insurance.
No tax gross-ups. We generally do not provide tax gross-ups to our named executive officers.

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Outstanding Equity Awards at Fiscal Year-End
The following table presents information regarding outstanding equity awards held by our named executive officers as of January 31, 2026. Our named executive officers hold equity awards with respect to shares of our Class A common stock in the form of RSUs. All equity awards in the table below vest into shares of our Class A common stock unless otherwise noted. There were no option awards held by the named executive officers as of January 31, 2026.

			Stock Awards(1)
Name	Grant Date	Award Type	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(3)
Jennifer Y. Hyman	12/16/2025(2)	RSU	1,002,993	7,081,131
Sid Thacker	12/16/2025(2)	RSU	200,598	1,416,222
Sarah Tam	12/16/2025(2)	RSU	200,598	1,416,222

(1)
Amounts are calculated by multiplying the number of shares shown in the table by $7.06, the closing stock price of our Class A common stock on January 30, 2026, which was the last trading day of fiscal year 2025.

(2)
Represents RSUs that vest 25% on the one-year anniversary of the grant date, with the remaining 75% of the RSUs vesting in 1/16th increments on a quarterly basis for the next three years, subject to continued service through the applicable vesting dates.

(3)
In accordance with FASB ASC 718, the FY 2025 PSUs were not considered granted from an accounting perspective as of the date of this Proxy Statement. As noted above under the section of this Proxy Statement entitled “Equity Incentive Compensation”, the FY 2025 PSUs will be reflected in the “Outstanding Equity Awards at Fiscal-Year End” table for the year in which the performance metrics and goals are determined by the Board. The PSUs are subject to time-based and performance-based vesting requirements, and generally will fully vest on January 31, 2030 (subject to continued employment through the vesting date) with respect to any PSUs that become earned PSUs during each applicable Performance Period as further discussed in the section entitled “New Plan Benefits Under the Amended Plan” on page 41 of this Proxy Statement.

Executive Compensation Arrangements
Below are written descriptions of our employment arrangements with each of our named executive officers. Each of our named executive officers’ employment is “at will” and may be terminated at any time.
Jennifer Y. Hyman
In connection with the Recapitalization Transactions, we entered into an amended employment agreement with Ms. Hyman amending the terms of her prior employment agreement (as amended, “the CEO Employment Agreement”), pursuant to which Ms. Hyman served as our Co-Founder, Chief Executive Officer and President, the material terms of which are described in this section. The CEO Employment Agreement provided for an initial term ending on January 31, 2030, with successive one-year automatic extensions of the term, provided that neither party provides prior written notice of non-extension of the term.
Pursuant to the CEO Employment Agreement, Ms. Hyman was entitled to an annual base salary ($750,000), was eligible for an annual performance-based cash bonus with a target bonus opportunity (100% of her annual base salary), was eligible to participate in the Company’s retirement and health and welfare plans, and was eligible for reimbursement of certain travel and business expenses. In addition, pursuant to the CEO Employment Agreement, Ms. Hyman was eligible to receive security consulting benefits, including an assessment of Ms. Hyman’s personal security considerations in connection with her position with us and data security consulting benefits and equipment with respect to Ms. Hyman’s use of electronic RTR equipment at Ms. Hyman’s home and while traveling.
Pursuant to the CEO Employment Agreement, if Ms. Hyman’s employment was terminated by the Company without “cause” (as defined in the CEO Employment Agreement) or by Ms. Hyman for “good reason” (as defined in the CEO Employment Agreement), then she would have been eligible for (i) a cash severance payment equal to 1.0 times her annual base salary and target annual bonus (increased to 1.5 times if such employment termination occurs prior to October 28, 2026 or within the 24 month period following a CIC), payable in accordance with the terms of the CEO Employment Agreement; (ii) continued group health coverage for a period

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of up to 18 months following termination; and (iii) vesting of all paid amounts under the Amended Transaction Bonus Plan which, as of her employment termination date, are subject to clawback restrictions (with any unpaid amounts being forfeited). The CEO Employment Agreement also provided for a Section 280G “best net” cutback.
On May 12, 2026, Ms. Hyman resigned as Chief Executive Officer and President of the Company, effective as of May 15, 2026. In connection with her resignation, we entered into a separation, advisor and release agreement pursuant to which Ms. Hyman is eligible to receive certain severance payments and benefits, subject to her execution of a release of claims and compliance with restrictive covenants. For a summary of Ms. Hyman’s resignation and the separation, advisor and release agreement, please see the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2026.
Sid Thacker
We are party to an offer letter with Mr. Thacker pursuant to which Mr. Thacker serves as our Chief Financial Officer (as amended, the “Thacker Offer Letter”). The Thacker Offer Letter provides for an annual base salary (which is currently $550,000), an annual performance-based cash bonus with a target bonus opportunity (which is currently 43% of his annual base salary), and eligibility to participate in the Executive Severance Plan on terms described below.
Sarah Tam
We are party to an offer letter with Ms. Tam pursuant to which Ms. Tam serves as our Chief Merchant Officer (as amended, the “Tam Offer Letter”). The Tam Offer Letter provides for an annual base salary (which is currently $500,000), an annual performance-based cash bonus with a target bonus opportunity (which is currently 35% of her annual base salary), and eligibility to participate in the Executive Severance Plan on terms described below.
Executive Severance Plan
We have adopted an Executive Severance Plan, or the Severance Plan, pursuant to which senior employees (including our named executive officers other than Ms. Hyman) are eligible to participate. Ms. Hyman did not participate in the Severance Plan. The Severance Plan provides for the payment of certain severance and other benefits to participants in the event of a qualifying termination of employment with us, subject to the execution and nonrevocation of a release of claims and compliance with any applicable restrictive covenants.
Termination of Employment not in Connection with a Change in Control
Sid Thacker
Under the Severance Plan, in the event of a termination of Mr. Thacker’s employment by us without “cause” or by him for “good reason” (each, as defined in the Severance Plan), he will be eligible to receive the following benefits:
•	a cash payment equal to 0.5x Mr. Thacker’s then-current base salary because he has been employed with us for less than five years;
•
a lump-sum cash payment equal to the cash bonus with respect to the fiscal year in which Mr. Thacker’s termination of employment occurs, based on actual achievement of any applicable company performance goals or objectives and any applicable individual performance goals or objectives, prorated for the number of days the named executive officer was employed during that fiscal year; and

•	company-paid COBRA premium payments for up to six months.
Sarah Tam
Under the Severance Plan, in the event of a termination of Ms. Tam’s employment by us without “cause” or by her for “good reason” (each as defined in the Severance Plan), she will be eligible to receive the following benefits:
•	a cash payment equal to 1.0x Ms. Tam’s then-current base salary because she has been employed with us for more than five years;

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•
a lump-sum cash payment equal to the cash bonus with respect to the fiscal year in which Ms. Tam’s termination of employment occurs, based on actual achievement of any applicable company performance goals or objectives and any applicable individual performance goals or objectives, prorated for the number of days the named executive officer was employed during that fiscal year; and

•	company-paid COBRA premium payments for up to 12 months.
Termination of Employment in Connection with a Change in Control
In the event of a termination of Mr. Thacker or Ms. Tam’s employment by us without “cause” or by Mr. Thacker or Ms. Tam for “good reason” during the period beginning three months before and ending on the 12-month anniversary of a “change in control” (as defined in the Severance Plan), each will be eligible to receive the following benefits:
•	a lump sum cash payment equal to 1.0x of their then-current annual base salary;
•
a lump sum cash payment equal to 1.0x of the greater of (1) the bonus that they would have earned had they remained employed for the full year in which termination occurs, based on actual achievement and (2) their target annual bonus for the fiscal year in which the date of termination occurs;

•	company-paid COBRA premium payments for up to 12 months; and
•
accelerated vesting of all equity awards which vest based solely on continued service with us or the passage of time, with awards that vest based on the achievement of performance objectives or conditions eligible to vest based on the applicable award agreement.

Pursuant to the terms of the PSU award agreement, in the event of a termination of employment by without “cause” or a resignation for “modified good reason” (as defined in the PSU award agreement) on or after February 1, 2027, a pro-rated portion of the target number of PSUs multiplied by the applicable earned PSU percentage for such performance period for during which a termination of employment occurs shall vest.
Pursuant to the terms of the RSU award agreement, in the event of a termination of employment without “cause” during the 18-month period commencing on either the Closing of the Recapitalization Transactions or the date of a Change in Control that occurs after the Closing of the Recapitalization Transactions, the number of RSUs that would have otherwise vested on the first vesting date following the termination of employment shall vest.

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Equity Compensation Plan Information
The following table provides information as of January 31, 2026, with respect to the shares of the Company’s common stock that may be issued under the Company’s existing compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Securities(1)	Weighted Average Exercise Price of Outstanding Options ($)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by security holders(4)	6,768,674	175.64	3,572,201
Equity compensation plans not approved by security holders	—	—	—
Totals	6,768,674		3,572,201

(1)
Includes shares subject to outstanding awards granted, of which 12,089 shares of Class A common stock are subject to outstanding options and 2,343,505 shares of Class A common stock are subject to outstanding RSUs, and 4,413,080 shares of Class A common stock subject to PSUs (assuming maximum level of performance is achieved).

(2)	The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options.
(3)
Consists of shares available for future issuance under the Second Amended and Restated 2021 Incentive Award Plan (as amended, the “Amended Plan”) and the 2021 Employee Stock Purchase Plan (the “ESPP”). As of January 31, 2026, 3,528,686 shares of Class A common stock were available for issuance under the Amended Plan, and 43,515 shares of Class A common stock were available for issuance under the ESPP. There was no ESPP purchase period in effect as of January 31, 2026, and as a result there were no rights to purchase shares under the ESPP outstanding as of January 31, 2026.

Our ESPP contains an “evergreen” provision, which allows for an annual increase in the number of shares of Class A common stock available for issuance under the plan on the first day of each year commencing on January 1, 2022 and ending on and including January 1, 2031. The number of shares under the ESPP shall be increased by 1% of the number of shares of Class A common stock issued and outstanding on the immediately preceding December 31, or such lesser number of shares determined by our Board; however, in December 2022, the Board determined that there will be no automatic increase in the number of shares under the ESPP without further action from the Board.

No further shares are available for issuance under the Amended and Restated 2021 Incentive Award Plan (the “2021 Plan”), 2019 Stock Incentive Plan (the “2019 Plan”) or the 2009 Stock Incentive Plan (the “2009 Plan”).

(4)	Includes the Amended Plan, the ESPP, the 2019 Plan, and the 2009 Plan.

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Certain Relationships and Related Person Transactions
Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this proxy statement, below we describe transactions since February 1, 2025 and each currently proposed transaction, in which:
•	we have been or are to be a participant;
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable in arm’s-length transactions.
Credit Agreement
Upon the closing of the Recapitalization Transactions, Lender exchanged $100 million of existing outstanding indebtedness owing to Lender under our credit agreement, dated as of July 23, 2018 (the “Existing Credit Agreement”), by and among the Company, as borrower, the lenders from time to time party thereto and the agent, on a dollar-for-dollar cashless basis for new term loans under a new credit agreement (the “New Credit Agreement”). Lender contributed the remaining indebtedness owing to Lender under the Existing Credit Agreement to the Company in exchange for 26,175,193 newly issued shares of the Company’s Class A common stock pursuant to the New Credit Agreement The Investor Group also provided an additional $20 million of term loans under the New Credit Agreement, resulting in a total aggregate principal amount of $120 million as of the closing of the Recapitalization Transactions.
Term loans under the New Credit Agreement will mature on October 28, 2029, and will bear interest, at our option, at either (i) a bank reference rate, plus 4.00% or (ii) term SOFR plus 5.00%, in each case per annum. The New Credit Agreement contains various events of default, the occurrence of which could result in the acceleration of obligations under the facility. The New Credit Agreement also modifies the Existing Credit Agreement in certain respects, including by temporarily reducing the minimum liquidity maintenance covenant from $30 million to $15 million during the period from October 28, 2025 until February 20, 2027, which reverts thereafter to $30 million.
On January 28, 2026, we entered into the first amendment to the New Credit Agreement that removed the minimum liquidity maintenance covenant. On April 1, 2026, we entered into the second amendment to the New Credit Agreement that provides the Company with the ability to capitalize interest in lieu of cash payments until May 3, 2027.
The Investor Group held 85% of the voting power of our outstanding Class A common stock as of April 30, 2026 and, as such, the New Credit Agreement, as amended, constitutes a related-party transaction.
Investor Rights Agreement
For a description of our Investor Rights Agreement, see “The Board and Corporate Governance – Investor Rights Agreement” above.

55

Other Transactions
Our SVP, Customer Experience is a sibling of Jennifer Y. Hyman, our Co-Founder and former Chief Executive Officer and President. On July 1, 2025, this employee received a salary increase to $375,000 from $341,000. The employee received a cash incentive bonus payment of $35,257 based upon the achievement of certain company performance metrics in fiscal year 2025. The employee also participated in the fiscal year 2025 special cash retention program, pursuant to the same terms and conditions as other participants, and received $163,530.82 in total payments under the program. In December 2025, the employee received a grant of 106,317 RSUs, and a grant of 106,317 PSUs (assuming target performance) based upon the achievement of certain company metrics, with each grant being on the same terms and conditions as grants to other eligible employees. The employee is also eligible to receive an incentive cash bonus for fiscal year 2026 based upon the achievement of certain company metrics and is a party to an indemnification agreement with the Company on the same terms and conditions as other officers.
A former member of our marketing team is the child of Daniel Rosensweig, a member of the Board of Directors. This employee joined RTR in February 2025 and resigned on January 16, 2026. The employee’s salary was $190,000 during their tenure. The employee has also received a grant of 500 RSUs, and was eligible to receive an incentive cash bonus for fiscal year 2025 based upon the achievement of certain company metrics, however, such bonus eligibility was forfeited upon her resignation.
The compensation described above is based on reference to external market practice of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions that were not related to our executive officers.
Policies and Procedures for Related Person Transactions
Our Audit Committee has the primary responsibility for the review, approval, and oversight of “related person transactions,” as defined under the rules and regulations of the Securities Exchange Act of 1934, as amended. The Audit Committee has adopted a written related person transaction policy (the “Related Person Transaction Policy”), which requires that any related person transaction (as defined in the policy) must be presented to our Audit Committee for review, consideration, and approval. When considering proposed related person transactions, the Audit Committee will take into account the relevant facts and circumstances, including, among other things, the material terms and conditions, the basis for which the individual or entity is a related person, the related person’s interest in the transaction, the approximate dollar value of the transaction, whether the transaction is in the ordinary course, the business purpose for entering into the transaction with a related person versus an unrelated third party, whether the transaction is proposed to be or was entered into on terms no less favorable to RTR than terms that could have been reached with an unrelated third party, and any other material information. The Audit Committee will then approve or disapprove such transaction.
In addition, our Code of Conduct (available on our website at investors.renttherunway.com) provides that directors, executive officers, and employees should avoid conflicts of interest or even the appearance of a conflict of interest. Under the Code of Conduct, a conflict of interest occurs when personal interests, activities, investments, or associations interfere in any way, or even appear to interfere, with our interests as a company.
We have multiple processes for identifying related person transactions and conflicts of interest. Under our Related Person Transaction Policy, each director, director nominee, and executive officer is responsible for identifying potential related person transactions and conflicts of interest. We also annually distribute a questionnaire to directors and executive officers requesting certain information regarding, among other things, their immediate family members and employment and beneficial ownership interests in Rent the Runway. We then review this information for any related person transactions and conflicts of interest.

56

Security Ownership of Certain Beneficial Owners, Directors, and Management
The following table sets forth information with respect to the beneficial ownership of our Class A common stock as of May 20, 2026, for:
•	each person known by us to beneficially own more than 5% of our Class A common stock;
•	each of our current directors;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power.
Applicable percentage ownership is based on 33,483,382 shares of Class A common stock outstanding on May 20, 2026. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Class A common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of May 20, 2026 and shares of RSUs that are vested or will become vested within 60 days of May 20, 2026, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of all listed stockholders is 10 Jay Street, Brooklyn, New York 11201.

57

	Shares Beneficially Owned
	Class A
	Shares	%(1)
Named Executive Officers and Directors:
Jennifer Hyman(2)	250,159	*
Sid Thacker(3)	26,525	*
Sarah Tam(4)	21,755	*
Teri Bariquit(5)	16,759	*
Peter Comisar(6)	—	*
Dhiren Fonseca	—	*
Damian Giangiacomo(7)	—	*
Daniel Rosensweig(8)	21,876	*
All Current executive officers and directors as a group, 9 persons(9)	124,284	*

Over 5% Stockholders:
CHS US Investments LLC(10)	19,983,656	59.7%
Gateway Runway LLC(11)	4,274,394	12.8%
S3 RR Aggregator LLC(12)	4,274,394	12.8%

*	Represents beneficial ownership of less than 1%.
(1)	Calculated as % of Class A as of May 20, 2026 plus any RSUs that will vest within 60 days of May 20, 2026.
(2)
Includes: (i) 140,957 shares of Class A common stock held by Ms. Hyman; (ii) 6,155 shares of Class A common stock held by Ms. Hyman’s spouse; and (iii) 103,047 RSUs relating to Class A common stock that will vest within 60 days of May 20, 2026.

(3)	Consists of 26,525 shares of Class A common stock held by Mr. Thacker.
(4)	Consists of 21,755 shares of Class A common stock held by Ms. Tam.
(5)	Consists of 16,759 RSUs relating to Class A common stock that will vest within 60 days of May 20, 2026.
(6)
Held directly by S3 RR Aggregator LLC (“S3 RR”). S3 RR is jointly owned by funds managed by STORY3 Capital Partners, LLC (“STORY3 Capital Partners”), which is wholly owned by Rising Sons Capital, LLC (“Rising Sons”). Mr. Comisar is the controlling member of Rising Sons and disclaims beneficial ownership of such securities.

(7)
Held directly by Gateway Runway, LLC (“Gateway Runway”). Gateway Runway is jointly owned by Gateway Runway Intermediate Holdings, Inc. (“Gateway Runway Intermediate”) and Nexus Special Situations III, L.P. (“Nexus SS III”). Nexus Special Situations III (Cayman) L.P. (“Nexus SS III Cayman”) is the limited partner of Nexus SS III. Nexus Capital Management LP (“Nexus Capital Management”) is the investment manager of Nexus SS III and Nexus SS III Cayman. Nexus Special Situations GP III, L.P. (“Nexus SS GP III”) is the general partner of Nexus SS III and Nexus SS III Cayman. Nexus Partners III, LLC (“Nexus Partners”) is the general partner of Nexus SS GP III. Mr. Giangiacomo is an owner of Nexus Capital Management and Nexus Partners and disclaims beneficial ownership of such securities.

(8)
Consists of: (i) 4,956 shares of Class A common stock held by Mr. Rosensweig; (ii) 16,759 RSUs relating to Class A common stock that will vest within 60 days of May 20, 2026; and (iii) 161 shares of Class A common stock held by a trust.

(9)
Consists of: (i) 90,766 shares of Class A common stock and (ii) 33,518 RSUs relating to Class A common stock that will vest within 60 days of May 20, 2026. Excludes Ms. Hyman as she resigned effective as of May 15, 2026.

(10)
Based on a Schedule 13D/A filed with the SEC on May 13, 2026. CHS US Investments LLC (“CHS US Investments”) directly holds 19,983,656 shares of Class A common stock. CHS (US) Management LLC (“CHS US Management”) is the investment manager of CHS US Investments. CHS GP LP (“CHS GP”) is the general partner of CHS US Investments. CHS UGP LLC (“CHS UGP”) is the general partner of CHS GP. CHS UGP is a direct, wholly owned subsidiary of CHS Platform Holdings Pte. Ltd. The principal business address and principal office address of each of the foregoing is 550 Madison Avenue, 34th Floor, New York, NY 10022.

(11)
Based on a Schedule 13D/A filed with the SEC on May 13, 2026. Gateway Runway directly holds 4,274,394 shares of Class A common stock. Gateway Runway is jointly owned by Gateway Runway Intermediate and Nexus SS III. Nexus SS III Cayman is the limited partner of Nexus SS III. Nexus Capital Management is the investment manager of Nexus SS III and Nexus SS III Cayman. Nexus SS GP III is the

58

general partner of Nexus SS III and Nexus SS III Cayman. Nexus Partners is the general partner of Nexus SS GP III. Mr. Giangiacomo, Mr. Cohen and Mr. Flesh are the owners of Nexus Capital Management and Nexus Partners. The principal business address and principal office address of each of the foregoing is 11111 Santa Monica Blvd, Ste 350, Los Angeles, CA 90025.
(12)
Based on a Schedule 13D/A filed with the SEC on May 13, 2026. S3 RR directly holds 4,274,394 shares of Class A common stock. S3 RR is jointly owned by funds managed by STORY3 Capital Partners, which is wholly owned by Rising Sons. Peter Comisar is the controlling member of Rising Sons. The principal business address and principal office address of each of the foregoing is 1580 N. Logan St., Suite 660, PMB 43072, Denver, CO 80203.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors, and 10% stockholders to file certain reports with respect to beneficial ownership of our equity securities. Such executive officers, directors and stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.
To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during fiscal 2025, we believe that for fiscal 2025, all required reports were filed on a timely basis under Section 16(a), except for one Form 4 for Michael Roth, reporting one transaction, that was filed one day late.

59

Additional Information
Stockholder Proposals
Stockholders who would like to have a proposal considered for inclusion in the proxy materials for our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 must submit the proposal in writing to our Secretary at Rent the Runway, Inc., 10 Jay Street, Brooklyn, NY 11201, by no later than February 1, 2027, 120 days before the anniversary of mailing and otherwise comply with the SEC’s requirements for stockholder proposals.
Stockholders who would like to bring a proposal before our 2027 Annual Meeting of Stockholders, or to nominate directors for election, in accordance with the advance notice provisions of our Amended Bylaws, must give timely written notice to our Secretary. To be considered timely, the notice must be delivered to our headquarters at least 90 days, but not more than 120 days before the one-year anniversary of the previous year’s Annual Meeting of Stockholders. That means that to be timely, a notice must be received no later than April 15, 2027 nor earlier than March 16, 2027 (assuming the meeting is held not more than 30 days before or more than 60 days after July 14, 2027). The notice must comply with the requirements set forth in our Amended Bylaws.
In addition to satisfying the foregoing requirements under the Amended Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 17, 2027.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Information Requests
Our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q are available on the SEC’s website, http://www.sec.gov, or on our website, investors.renttherunway.com. Copies of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 may also be obtained for free by emailing investors@renttherunway.com. No other information on our website is incorporated by reference in or considered to be part of this Proxy Statement.
Other Business
We do not know of any other business that may be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named on the proxy card will have discretion to vote on the matters in accordance with their best judgment.

Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements. These statements include, but are not limited to, statements regarding our business strategy and objectives, our executive compensation practices and statements regarding the transition of the Company’s executive leadership. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements because they contain words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements.
Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks, uncertainties, and other important factors, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this proxy statement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include risks related to our chief executive officer search process and our ability to manage the transition to a new chief executive officer; our chief financial officer search process, and our ability to manage the transition to a new chief financial officer and other management; our ability to drive future growth or manage our growth effectively; the highly competitive and rapidly changing nature of the global fashion industry; risks related to the macroeconomic environment, including war in the Middle East and fuel surcharges; changes in global trade policies, tariffs, and other measures that could restrict international trade; our ability to cost-effectively grow our customer base; any failure to attract or retain customers; our ability to accurately forecast customer demand, acquire and manage our offerings effectively and plan for future expenses; risks arising from the restructuring of our operations; our reliance on the effective operation of proprietary technology systems and software as well as those of third-party vendors and service providers; risks related to shipping, logistics and our supply chain; risks related to AI technology; our failure to realize all of the anticipated benefits of the recapitalization transactions, or that those benefits may be short-lived or insufficient for our future needs; failure to manage the transition of our Board of Directors; our failure to comply with the covenants under our credit agreement; our ability to remediate our material weaknesses in our internal control over financial reporting; our ability to comply with laws and regulations applicable to our business; our reliance on the experience and expertise of our senior management and other key personnel; our ability to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights; compliance with data privacy, data security, data protection and consumer protection laws and industry standards; risks associated with our brand and manufacturing partners; our reliance on third parties to provide payment processing infrastructure underlying our business; our dependence on online sources to attract consumers and promote our business which may be affected by third-party interference or cause our customer acquisition costs to rise; failure by us, our brand partners, or third party manufacturers to comply with our vendor code of conduct or other laws; risks related to our debt; our noncompliance with Nasdaq Marketplace Rule 5606(c)(2)(A), which requires listed companies to have at least three audit committee members; and risks related to our Class A capital stock and ownership structure.
Additional information regarding these and other risks, uncertainties and other important factors that could cause actual results to differ materially from the Company’s expectations is included in our Annual Report on Form 10-K for the year ended January 31, 2026, as may be updated from time to time in our filings with the SEC. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

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Annex A
This proxy statement contains the non-GAAP financial measures, Adjusted EBITDA, and Adjusted EBITDA margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA and Adjusted EBITDA margin are useful in evaluating our performance. Adjusted EBITDA is a key performance measure used by management to assess our operating performance and the operating leverage of our business prior to capital expenditures. These non-GAAP financial metrics are not meant to be considered as an indicator of our financial performance in isolation from or as a substitute for our financial information prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. There are limitations to the use of the non-GAAP financial metrics presented in this proxy statement. For example, our non-GAAP financial metrics may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial metrics differently than we do, limiting the usefulness of those measures for comparative purposes.
We define Adjusted EBITDA as net income (loss), adjusted to exclude interest expense, rental product depreciation, other depreciation and amortization, share-based compensation expense, write-off of liquidated assets, non-recurring adjustments, non-ordinary course legal fees, restructuring charges, Gain on Debt Restructuring, income tax (benefit) expense, other income and expense, and other gains / losses. Adjusted EBITDA margin is defined as Adjusted EBITDA calculated as a percentage of total revenue, net for a period.
The reconciliation of the non-GAAP financial metrics to the most directly comparable GAAP financial measure is presented below. We encourage reviewing the reconciliation in conjunction with the presentation of the non-GAAP financial metrics for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items, and may include other expenses, costs, and non-recurring items.

A-1

The following table presents a reconciliation of net income (loss), the most comparable GAAP financial measure, to Adjusted EBITDA for the periods presented.

	Years Ended January 31,
	2026	2025
	(in millions)
Net income (loss)	$22.6	$(69.9)
Interest (income) / expense, net(1)	20.3	24.2
Rental product depreciation	59.9	64.6
Other depreciation and amortization(2)	9.9	12.5
Share-based compensation(3)	4.2	9.7
Write-off of liquidated assets(4)	2.3	6.6
Non-recurring adjustments(5)	0.5	0.1
Non-ordinary course legal fees(6)	6.0	0.3
Restructuring charges(7)	—	0.2
Gain on Debt Restructuring(8)	(96.3)	—
Income tax (benefit) / expense	0.1	0.3
Other (income) / expense, net(9)	(4.2)	(2.1)
Other (gains) / losses(10)	(0.4)	0.4
Adjusted EBITDA	$24.9	$46.9
Net Income (Loss) as a percentage of revenue	6.9%	(22.8)%
Adjusted EBITDA Margin(11)	7.6%	15.3%

(1)	Includes debt discount amortization of $(3.3) million in the year ended January 31, 2026 and $27.0 million in the year ended January 31, 2025.
(2)	Reflects non-rental product depreciation and capitalized software amortization.
(3)	Reflects the non-cash expense for share-based compensation.
(4)	Reflects the write-off of the remaining book value of liquidated rental product that had previously been held for sale.
(5)
Non-recurring adjustments for the year ended January 31, 2026 includes $0.5 million of transaction related and internal controls related costs and for the year ended January 31, 2025 includes $0.1 million of costs related to one-time professional fees.

(6)
Non-ordinary course legal fees for the years ended January 31, 2026 and 2025 includes $6.0 million and $0.3 million, respectively, of costs related to securities lawsuits and non-recurring legal fees, including transaction related costs and a class action lawsuit.

(7)	Reflects restructuring charges for severance and related costs in connection with the January 2024 restructuring plan.
(8)	Reflects the gain recognized from the troubled debt restructuring from the recapitalization transactions completed in October 2025.
(9)	Includes other (income) expense recognized in the period.
(10)	Includes gains/losses recognized in relation to foreign exchange, operating lease terminations and the related surrender of fixed assets.
(11)	Adjusted EBITDA Margin calculated as Adjusted EBITDA as a percentage of revenue.

A-2

Annex B-1
Article IV section 4.1(b) of the Charter, marked to show changes against our current Charter:
~~(b) Fifty million (50,000,000) shares of Class B common stock, with a par value of $0.001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”).~~

B-1

Annex B-2
Article IV section 4.1(c) of the Charter, marked to show changes against our current Charter:
~~(c) ten million (10,000,000) shares of preferred stock, with a par value of $0.001 per share (the “Preferred Stock”).~~

B-2

Annex B-3
Article V of the Charter, marked to show changes against our current Charter:
Subject to any additional vote required by this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred upon it by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation (as may be amended and/or restated from time to time, the “Bylaws”). The affirmative vote of at least a majority of the Whole Board of Directors shall be required in order for the Board of Directors to adopt, repeal, alter, amend or rescind the Bylaws. The stockholders shall also have power to adopt, repeal, alter, amend or rescind the Bylaws. In addition to any other vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation, ~~such~~any adoption, repeal, alteration, amendment or rescission of the Bylaws by the stockholders shall require the affirmative vote of the holders of ~~at least two-thirds~~a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
Article VI section 6.5 of the Charter, marked to show changes against our current Charter:
Section ~~6.5 Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding in respect of Preferred Stock~~6.6 Removal. For so long as the Board of Directors is classified, any Director may be removed for cause only by an affirmative vote of the holders of ~~at least two-thirds~~a majority of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of ~~directors~~Directors, at a meeting duly called for that purpose.
Article VIII of the Charter, marked to show changes against our current Charter:
Except with respect to Articles I, II and III, in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by applicable law or by this Certificate of Incorporation ~~(including any Certificate of Designation in respect of one or more series of Preferred Stock)~~, the adoption, amendment or repeal of the Certificate of Incorporation shall require the affirmative vote of the holders of ~~at least two-thirds~~a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote thereon. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any sentence of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby.
Article XII section 12.2(c) of the Charter, marked to show changes against our current Charter:
(c) at or subsequent to such time that such stockholder became an Interested Stockholder, the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of ~~at least sixty-six and two-thirds percent (66 2/3%)~~ a majority of the voting power of the outstanding shares of capital stock of the Corporation which is not owned by such Interested Stockholder.

B-3

Annex B-4
Article VI of the Charter, marked to show changes against our current Charter:
Section 6.5 Quorum; Vote Required.
(a) Subject to Section 6.5(b), at all meetings of the Board of Directors a majority of the Whole Board of Directors shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically required by applicable law or this Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
(b) In addition to any requirements under the DGCL or this Certificate of Incorporation, (i) so long as Nexus has the right to appoint the Nexus Director in accordance with the Investor Rights Agreement, the Nexus Director must be present (in person or by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other) at any meeting of the Board of Directors for a quorum to exist, and (ii) so long as Story3 has the right to appoint the Story3 Director in accordance with the Investor Rights Agreement, the Story3 Director must be present (in person or by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other) at any meeting of the Board of Directors for a quorum to exist; provided, however, that if the Nexus Director or the Story3 Director, as applicable, fails to attend three (3) or more consecutive meetings of the Board of Directors that are held during ordinary business hours for which such Director has received notice at least two (2) business days prior to such meeting, quorum shall be deemed to be present at the next meeting immediately following such failure held during ordinary business hours for which such Director has received notice at least two (2) business days prior to such meeting so long as the other Directors required for quorum pursuant to this Section 6.5 are present.

B-4

Annex B-5
Article VI of the Charter, marked to show changes against our current Charter:
Section 6.8 Special Meetings of Stockholders. Subject to applicable law, special meetings of stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of (i) a majority of the Whole Board of Directors, (ii) the chairperson of the Board of Directors or (iii) the holders of at least forty percent (40%) of the voting power of all of the then-outstanding shares of the Corporation, and may not be called by any other person or persons.

B-5

Annex B-6
Article VII of the Charter, marked to show changes against our current Charter:
~~No~~Any action required or permitted to be taken at any ~~annual or special~~ meeting of ~~stockholders~~ the holders of Class A Common Stock may be taken without a meeting~~. No action shall be taken by the stockholders of the Corporation by consent.~~, without prior notice and without a vote, if a written consent or consents, setting forth the action so taken, shall be signed by the holders of Class A Common Stock then outstanding having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class A Common Stock then outstanding were present and voted and shall be delivered to the Corporation in accordance with the DGCL. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent of the holders of Class A Common Stock then outstanding shall, to the extent required by applicable law, be given to those holders of Class A Common Stock who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders of Class A Common Stock to take the action were delivered to the Corporation in accordance with the DGCL.

B-6

Annex B-7
Article IX of the Charter, marked to show changes against our current Charter:
The Corporation is authorized to indemnify, and to advance expenses to, each current or former Director, officer, employee or agent of the Corporation to the fullest extent permitted by Section 145 of the DGCL as it presently exists or may hereafter be amended. To the fullest extent permitted by the laws of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, no Director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of his or her fiduciary duties as a ~~director~~Director or officer of the Corporation; provided that the foregoing clause shall not eliminate or limit the liability of any officer of the Corporation in any action by or in the right of the Corporation. No amendment to, or modification or repeal of, this Article IX shall adversely affect any right or protection of a Director or of any officer, employee or agent of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

B-7

Annex B-8
Article VI of the Charter, marked to show changes against our current Charter:
~~Section 6.3 Number and Terms of the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances (such directors, “Preferred Stock Directors”), the number of Directors shall be fixed from time to time exclusively by a majority of the Whole Board of Directors. For purposes of this Certificate of Incorporation, the term “Whole Board of Directors” shall mean the total number of authorized directors (from time to time) whether or not there exist any vacancies in previously authorized directorships or newly created directorships.~~
Section 6.3 Number and Terms of the Board of Directors.
(a) The number of Directors shall be fixed from time to time in the manner provided in the Bylaws.
(b) Notwithstanding anything in this Certificate of Incorporation to the contrary in the event that Nexus or STORY3, as applicable, no longer has the right to designate a Director for appointment by the Board of Directors pursuant to the Investor Rights Agreement (each such occurrence, a “Loss of Designation Rights”), then (unless a majority of Directors (with the affected party’s Board of Directors designees abstaining) agree in writing that such Director’s term shall not expire as a result of a Loss of Designation Rights) the term of such Director designated for appointment by Nexus or STORY3, as applicable, shall expire upon such Loss of Designation Rights.
Section 6.4 Newly Created Directorships and Vacancies. Except as otherwise required by law and ~~the separate rights of the holders of any series of Preferred Stock then outstanding in respect of Preferred Stock Directors~~this Certificate of Incorporation, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, disqualification, removal from office or other cause shall be filled only by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and shall not be filled by the stockholders unless the Board of Directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders~~. Any director~~ ; provided that, in the event of a vacancy on the Board of Directors resulting from the death, resignation, disqualification, removal from office or other cause with respect to a Director designated for appointment in accordance with the Investor Rights Agreement, the Person or Persons entitled to designate such Director in accordance with the Investor Rights Agreement shall have the exclusive right to identify a replacement Director for appointment by the Board of Directors to fill such vacancy. Any Director elected to fill a newly created directorship or vacancy in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders held to elect the class of ~~directors~~Directors to which such ~~director~~Director is elected and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification, or removal. The Secretary of the Corporation shall maintain a copy of the Investor Rights Agreement at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor.

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Annex B-9
Article X of the Charter, marked to show changes against our current Charter:
Section 10.1 Corporate Opportunity.
(a) To the fullest extent permitted by the laws of the State of Delaware and in accordance with Section 122(17) of the DGCL, (i) the Corporation hereby renounces all interest and expectancy that it otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to ~~any~~the STORY 3 Director or the Nexus Director (or his or her respective affiliates) who is not employed by the Corporation or its subsidiaries (each such Person, an “Exempt Person”); (ii) no Exempt Person will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which the Corporation or its subsidiaries from time to time is engaged or proposes to engage or (2) otherwise competing, directly or indirectly, with the Corporation or any of its subsidiaries; and (iii) if any Exempt Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such Exempt Person or any of his or her respective Affiliates, on the one hand, and for the Corporation or its subsidiaries, on the other hand, such Exempt Person shall have no duty to communicate or offer such transaction or business opportunity to the Corporation or its subsidiaries and such Exempt Person may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other Person. Notwithstanding the foregoing, the preceding sentence of this Section 10.1(a) shall not apply to any potential transaction or business opportunity that is expressly offered to a Director, executive officer or employee of the Corporation or its subsidiaries, solely in his or her capacity as a Director, executive officer or employee of the Corporation or its subsidiaries.
(b) To the fullest extent permitted by the laws of the State of Delaware, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the Corporation or its subsidiaries unless (i) the Corporation or its subsidiaries would be permitted to undertake such transaction or opportunity in accordance with this Certificate of Incorporation, (ii) the Corporation or its subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity, (iii) the Corporation or its subsidiaries have an interest or expectancy in such transaction or opportunity and (iv) such transaction or opportunity would be in the same or similar line of business in which the Corporation or its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.
~~Section 10.2 Liability. To the fullest extent permitted by law, no stockholder and no Director will be liable to the Corporation or its subsidiaries or stockholders for breach of any duty solely by reason of any activities or omissions of the types referred to in this Article X, except to the extent such actions or omissions are in breach of this Article X.~~

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Annex B-10
~~TWELFTH~~ THIRTEENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
RENT THE RUNWAY, INC.
Rent the Runway, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
1. The Corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) on March 3, 2009, under the name Rent the Runway, Inc.
2. The Corporation is filing this ~~Twelfth~~Thirteenth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), which restates, integrates and further amends the ~~Eleventh~~Twelfth Amended and Restated Certificate of Incorporation, as heretofore amended (the “Prior Certificate”), and which was duly adopted by all necessary action of the Board of Directors of the Corporation (the “Board of Directors”) and the stockholders of the Corporation in accordance with the provisions of Sections 242~~,~~ and 245 ~~and 228~~ of the DGCL.
3. The text of the Prior Certificate is hereby amended and restated in its entirety by this Certificate of Incorporation to read in full as follows:
ARTICLE I.
The name of the corporation is Rent the Runway, Inc. (the “Corporation”).
ARTICLE II.
The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange St., Wilmington, County of New Castle, Delaware 19801 and its registered agent at such address is The Corporation Trust Company.
ARTICLE III.
Section 3.1 Purposes. The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, including, without limitation, (i) exercising all rights, powers, privileges and other incidents of ownership or possession with respect to the Corporation’s assets, including managing, holding, selling and disposing of such assets and (ii) engaging in any other activities incidental or ancillary thereto.
ARTICLE IV.
~~Section 4.1 Authorized Stock. That, effective as of 5 p.m. Eastern Time on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one for 20 reverse stock split of the Corporation’s Class A Common Stock (as defined below) and Class B Common Stock (as defined below) shall become effective, pursuant to which: (i) each 20 shares of Class A Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Class A Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Class A Common Stock from and after the Effective Time and (ii) each 20 shares of Class B Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Class B Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Class B Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Class A Common Stock and Class B Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Class A Common Stock and Class B Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Class A Common Stock or Class B Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Class A Common Stock or Class B Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Stock Market LLC (as adjusted to give effect to the Reverse Stock Split) on the date~~

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~~of the Effective Time; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Class A Common Stock or Class B Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Class A Common Stock or Class B Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Class A Common Stock or Class B Common Stock in book entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.~~
Section 4.1 Authorized Stock. The total number of shares of all classes of stock that the Corporation is authorized to issue is three hundred ~~and sixty~~ million (~~360,000,000~~300,000,000), consisting of~~:~~
three ~~(a) Three~~ hundred million (300,000,000) shares of Class A common stock, with a par value of $0.001 per share (the “Class A Common Stock”)~~; and~~.
~~(b) Fifty million (50,000,000) shares of Class B common stock, with a par value of $0.001~~ per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common ~~Stock”).~~
~~(c) ten million (10,000,000) shares of preferred stock, with a par value of $0.001 per share (the “Preferred Stock”).~~
~~Section 4.2 Reclassification of Common Stock. Upon the filing and effectiveness of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), and without any further action required by the Corporation or its stockholders: (i) each share of Common Stock (as defined in the Prior Certificate) issued and outstanding or held in treasury, immediately prior to the Effective Time, shall be automatically reclassified into one validly issued, fully paid and non-assessable share of Class A Common Stock without any further action by the Corporation or the holder of any such share. Each stock certificate representing shares of Common Stock immediately prior to the Effective Time shall be cancelled without any further action required by the stockholders and the shares of Class A Common Stock into which the shares of Common Stock previously represented by such stock certificate have been reclassified pursuant to this Section 4.2 shall be uncertificated shares.~~
~~Section 4.3 Blank Check Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series and to fix the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting powers (which may be full, limited or no voting power), rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, restrictions on the issuance of shares of such series, the dissolution preferences and the rights in respect of any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series so created (except where otherwise provided in the Preferred Stock Designation), subsequent to the issue of that series. In case the authorized number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by a committee of the Board of Directors, providing for the issuance of the various series of Preferred Stock. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any Preferred Stock Designation).~~
Section 4.2 Class A Common Stock.
~~Section 4.4 Number of Authorized Shares. Notwithstanding~~ Article VIII ~~of this Certificate of Incorporation, the number of authorized shares of Class A Common Stock, Class B Common Stock, or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, without a separate vote of any holders of shares of Class A Common Stock, Class B Common Stock or Preferred Stock, or of any series thereof, unless a separate vote of any such holders is required pursuant to the terms of any Preferred Stock Designation, irrespective of the provisions of Section 242(b)(2) of the DGCL.~~

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~~Section 4.5 Class A Common Stock and Class B Common Stock. Except as otherwise set forth herein, the powers, preferences and rights of the Class A Common Stock and the Class B Common Stock, and the qualifications, limitations or restrictions thereof shall be identical in all respects.~~
(a) Voting Rights. Except as otherwise required by law,
~~(i)~~ Each share of Class A Common Stock shall entitle the record holder thereof as of the applicable record date to one (1) vote per share in person or by proxy on all matters submitted to a vote of the holders of Class A Common Stock, whether voting separately as a class or otherwise.
~~(ii) Each share~~The holders of shares of Class ~~B~~A Common Stock shall ~~entitle the record holder thereof as of the applicable record date to twenty (20) votes per share in person or by proxy~~vote together as a single class on all matters submitted to a vote of ~~the holders of Class B Common Stock, whether voting separately as a class or otherwise~~stockholders of the Corporation.
~~(iii) Except as otherwise required in this Certificate of Incorporation as the same may be amended and/or restated from time to time, including by the filing of one or more Preferred Stock Designations or applicable law, the holders of shares of Class A Common Stock, and Class B Common Stock shall vote together as a single class (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Class A Common Stock and Class B Common Stock, as a single class with such holders of Preferred Stock) on all matters submitted to a vote of stockholders of the Corporation.~~
(b) Dividends. Subject to applicable law, ~~and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock and Class B Common Stock with respect to the payment of dividends,~~ dividends may be declared and paid on the Class A ~~Common Stock and Class B~~ Common Stock out of the assets or funds of the Corporation that are by law available therefor, at such times and in such amounts as the Board of Directors in its discretion shall determine. ~~Dividends may not be declared or paid (x) on the Class A Common Stock unless a dividend of the same amount per share and same type of cash or property (or combination thereof) per share is concurrently declared or paid on the Class B Common Stock or (y) on the Class B Common Stock unless a dividend of the same amount per share and same type of cash or property (or combination thereof) per share is concurrently declared or paid on the Class A Common Stock; provided, however, in the event any dividend is declared or paid in-kind in shares of Class A Common Stock or shares of Class B Common Stock (or rights to acquire such shares, or other securities exercisable, exchangeable or convertible into such shares), as applicable, then the holders of Class A Common Stock will be entitled to receive such dividends only in the form of shares of Class A Common Stock (or rights to acquire such shares, or other securities exercisable, exchangeable or convertible into such shares) and the holders of Class B Common Stock will be entitled to receive such dividend only in the form of shares of Class B Common Stock (or rights to acquire such shares, or other securities exercisable, exchangeable or convertible into such shares) (provided, any such dividend shall be required to be declared and paid at the same rate on the outstanding shares of (i) Class A Common Stock as it is on the outstanding shares of Class B Common Stock and (ii) Class B Common Stock as it is on the outstanding shares of Class A Common Stock).~~
(c) Liquidation Rights. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation ~~and after making provisions for preferential and other amounts, if any, to which the holders of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock and Class B Common Stock with respect to payments in liquidation shall be entitled~~, the remaining assets and funds of the Corporation available for distribution shall be divided among and paid ratably to the holders of all outstanding shares of Class A Common Stock in proportion to the number of shares held by each such stockholder. A consolidation, reorganization or merger of the Corporation with any other Person or Persons (as defined below), or a sale of all or substantially all of the assets of the Corporation, shall not be considered to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Section ~~4.5~~4.2(c).
(d) ~~Adjustments for Stock Splits or Combinations~~.
~~(i) If at any time or from time to time after the Effective Time, the Corporation effects a subdivision or split of the outstanding shares of the Class A Common Stock into a greater number of shares of Class A Common Stock, the Corporation shall simultaneously effect an equivalent subdivision or split of the outstanding shares of Class B Common Stock into a greater number of shares of Class B Common Stock. If at any time or from time to time after the Effective Time, the Corporation effects a subdivision or split of the outstanding shares of the Class B Common Stock into a greater number of shares of Class B Common Stock, the Corporation shall simultaneously effect an equivalent subdivision or split of the outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock.~~
~~(ii) If at any time or from time to time after the Effective Time, the Corporation effects a combination of the outstanding shares of the Class A Common Stock into a smaller number of shares of Class A Common Stock, the Corporation shall simultaneously effect an equivalent combination of the outstanding shares of Class B Common Stock into a smaller number of shares of Class B Common Stock. If at any time or from time to time after the Effective Time, the Corporation effects a combination of the outstanding~~

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~~shares of the Class B Common Stock into a smaller number of shares of Class B Common Stock, the Corporation shall simultaneously effect an equivalent combination of the outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock.~~
(e) ~~Class B Common Stock. From and after the Effective Time, shares of Class B Common Stock may be issued only to, and registered only in the name of any Key Holder and any Person in such Key Holder’s Permitted Ownership Group (any such Person, a “Permitted Class B Holder”).~~
~~Section 4.6 Transfers of Class B Common Stock~~.
~~(a) A Permitted Class B Holder may surrender and transfer shares of such Class B Common Stock, as applicable, to the Corporation for cancellation for no consideration at any time. Following the surrender and transfer, or other acquisition, of any shares of Class B Common Stock to or by the Corporation, the Corporation shall take all actions necessary to cancel and retire such shares and such shares shall not be re-issued by the Corporation.~~
~~(b) If a Permitted Class B Holder Transfers shares of Class B Common Stock to any Person in the same Permitted Ownership Group as such Permitted Class B Holder, such shares shall remain shares of Class B Common Stock upon consummation of such Transfer. If a Permitted Class B Holder Transfers shares of Class B Common Stock to any Person that is not in the same Permitted Ownership Group as such Permitted Class B Holder, such shares shall automatically, without any further action by the Corporation or the holder of any such share, convert into shares of Class A Common Stock, on a one-for-one basis, upon consummation of such Transfer.~~
~~(c) If a Permitted Class B Holder, voluntarily or involuntarily (including by way of a foreclosure), purportedly Transfers, or attempts to Transfer, any such shares of Class B Common Stock to any Person that is not in the same Permitted Ownership Group as such Permitted Class B Holder, upon consummation of such Transfer, such shares of Class B Common Stock shall be automatically, without any further action by the Corporation or the holder of any such share, converted into an equal number of shares of Class A Common Stock and the purported transferee of such shares of Class B Common Stock shall not obtain any rights in, to or with respect to such shares of Class B Common Stock (the “Class B Restricted Shares”) (other than rights in, to or with respect to the shares of Class A Common Stock into which such Class B Restricted Shares are converted), and the purported Transfer of such Class B Restricted Shares shall not be recognized by the Corporation, the transfer agent or the Secretary of the Corporation (other than to the extent necessary to recognize the ownership by the transferee of the shares of Class A Common Stock into which such Class B Restricted Shares are converted).~~
~~(d) Upon a determination by the Corporation that a Permitted Class B Holder has attempted or may attempt to Transfer shares of Class B Common Stock to a Person that is not in the same Permitted Ownership Group as such Permitted Class B Holder, the Corporation may take such action as it deems necessary or advisable to refuse to give effect to such Transfer or acquisition on the books and records of the Corporation, including without limitation to cause the transfer agent or the Secretary of the Corporation, as applicable, to not record the purported transferee as the record owner of the Class B Restricted Shares, and to institute proceedings to enjoin or rescind any such Transfer or acquisition (in each case, other than to the extent necessary to recognize the ownership by the transferee of the shares of Class A Common Stock into which such Class B Restricted Shares are converted).~~
~~(e) The Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures not inconsistent with the provisions of this Section 4.6 for determining whether any Transfer or acquisition of shares of Class B Common Stock is being made to a Person that is not in the same Permitted Ownership Group as the transferor, and for the orderly application, administration and implementation of the provisions of this Section 4.6. Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with the transfer agent and shall be made available for inspection by and, upon written request shall be mailed to, any requesting holders of shares of Class B Common Stock.~~
~~Section 4.7 Other Conversions of Class B Common Stock~~.
~~(a) Voluntary Conversion. Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time after the Effective Time at the office of Corporation or any transfer agent for such stock, into one (1) fully paid and nonassessable share of Class A Common Stock. Before any holder of Class B Common Stock shall be entitled to voluntarily convert the same into shares of Class A Common Stock, he, she or it shall (i) if such holder’s shares are certificated, surrender the certificate or certificates therefor (or, if such holder alleges that such certificate(s) has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), duly endorsed, at the office of the Corporation or of any transfer agent for the Common Stock, and (ii) give written notice to the Corporation at its principal corporate office, of the election to convert the same and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees (i) in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued (if such shares of Class A Common Stock are to be certificated) or (ii) in which such shares of Class A Common Stock are~~

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~~to be registered in book entry (if such shares of Class A Common Stock are uncertificated). If required by the Corporation, such holder shall furnish, in a form satisfactory to the Corporation, a written instrument or instruments of transfer, duly executed by the holder or his, her or its attorney duly authorized in writing. As soon as practicable after the conversion of such shares, there shall be issued and delivered to such holder, or to his, her or its nominees, a certificate or certificates (if such shares are to be certificated) or a book entry or book entries (if such shares are to be uncertificated) for the number of shares of Class A Common Stock into which the shares of Class B Common Stock so surrendered were converted and a certificate (if such shares are to be certificated) or a book entry or book entries (if such shares are to be uncertificated) for the number (if any) of the shares of Class B Common Stock represented by the surrendered certificate or a book entry or book entries that were not converted into Class A Common Stock.~~
~~(b) Mandatory Conversion. Each share of Class B Common Stock held by any Permitted Class B Holder shall convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the earlier of (i) the Transfer of such share to a Person that is not in the same Permitted Ownership Group as such Permitted Class B Holder, as contemplated by Section 4.6 hereof, (ii) November 1, 2028, or (iii) with respect to any shares held by any Person in a Key Holder’s Permitted Ownership Group, (A) such time as a Key Holder is removed or resigns from the Board of Directors, or otherwise ceases to serve as a Director on the Board of Directors, (B) such time as a Key Holder ceases to be either an employee, officer or consultant of the Corporation or any of its subsidiaries, or (C) the date that is 12 months after the death or Disability of a Key Holder.~~
~~(c) Record Holders. The Persons entitled to shares of Class A Common Stock upon conversion of Class B Common Stock shall be treated for all purposes as the record holders of such shares of Class A Common Stock as of the date of conversion. Notwithstanding anything to the contrary in this Certificate of Incorporation, if the date on which any share of Class B Common Stock is converted into Class A Common Stock occurs after the record date for the determination of the holders of Class B Common Stock entitled to receive any dividend or distribution to be paid on the shares of Class B Common Stock, the holder of such shares of Class B Common Stock as of such record date will be entitled to receive such dividend or distribution on such payment date; provided, that, notwithstanding any other provision of this Certificate of Incorporation, to the extent that any such dividend or distribution is payable in shares of Class B Common Stock (or other securities exercisable, exchangeable or convertible into such shares), such dividend or distribution shall be deemed to have been declared, and shall be payable in, shares of Class A Common Stock (or other securities exercisable, exchangeable or convertible into such shares) and no shares of Class B Common Stock (or other securities exercisable, exchangeable or convertible into such shares) shall be issued in payment thereof.~~
~~(d) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, in addition to such other remedies as shall be available to the holders of Class B Common Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in commercially reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.~~
~~(e) Status of Converted Stock. In the event any shares of Class B Common Stock shall be converted pursuant to the terms of this Certificate of Incorporation or otherwise acquired by the Corporation, the shares so converted shall be cancelled and shall not be reissued by the Corporation and the Corporation shall take all actions necessary to cancel and retire such shares.~~
~~(f) Taxes Payable. The Corporation shall not be required to pay any tax which may be payable in respect of any Transfer involved in the issuance and delivery of shares of Class A Common Stock in a name other than that in which the shares of Class B Common Stock, so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not otherwise payable.~~
~~Section 4.8 Certificates; Notice. All certificates or book entries representing shares of Class B Common Stock shall bear a legend substantially in the following form (or in such other form as the Board of Directors may determine):~~
~~THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][BOOK ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS IT MAY BE AMENDED AND/OR RESTATED, (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).~~

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~~All holders of uncertificated shares of Class B Common Stock shall be given notice within a reasonable time after the issuance or transfer of uncertificated shares of such stock, in writing or by electronic transmission, that the Class B Common Stock represented by book entry or book entries are subject to the restrictions (including restrictions on transfer) set forth in this Certificate of Incorporation (a copy of which is on file with the Secretary of the Corporation and shall be provided free of charge to any stockholder making a request therefor)~~
~~Section 4.9 Fractions. No fractional shares of Class A Common Stock shall be deliverable upon any conversion contemplated by this Section 4. Stockholders who otherwise would have been entitled to receive any fractional share of Class A Common Stock pursuant to a conversion contemplated by this Section 4, in lieu of receipt of such fractional interest, shall be entitled to receive from the Corporation an amount in cash equal to the fair value of such fractional share as of the time of conversion.~~
~~Section 4.10 Amendment. Except as otherwise required by law, holders of Class A Common Stock and Class B Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation).~~
~~Section 4.11 Equal Treatment in a Change of Control Transaction. In connection with any Change of Control Transaction, shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class. Any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, shall require approval by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class, unless (i) the shares of Class A Common Stock and Class B Common Stock remain outstanding and no other consideration is received in respect thereof or (ii) such shares are converted on a pro rata basis into shares of the surviving or parent entity in such transaction having identical rights to the shares of Class A Common Stock and Class B Common Stock, respectively.~~
ARTICLE V.
Subject to any additional vote required by this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred upon it by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation (as may be amended and/or restated from time to time, the “Bylaws”). The affirmative vote of at least a majority of the Whole Board of Directors shall be required in order for the Board of Directors to adopt, repeal, alter, amend or rescind the Bylaws. For purposes of this Certificate of Incorporation, the term “Whole Board of Directors” shall mean the total number of authorized directors (from time to time) whether or not there exist any vacancies in previously authorized directorships or newly created directorships. The stockholders shall also have power to adopt, repeal, alter, amend or rescind the Bylaws. In addition to any other vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation, ~~such~~any adoption, repeal, alteration, amendment or rescission of the Bylaws by the stockholders shall require the affirmative vote of the holders of ~~at least two-thirds~~a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE VI.
Section 6.1 Ballot. Elections of directors (each such director, in such capacity, a “Director”) need not be by written ballot unless the Bylaws shall so provide.
Section 6.2 Classification of the Board of Directors. Except as ~~may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series and except as~~ otherwise required by applicable law, the Directors shall be divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible. Directors already in office shall be assigned to each class at the time such classification becomes effective, in accordance with a resolution or resolutions adopted by the Board of Directors. ~~Class I Directors shall initially serve for a term expiring at the first annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective, Class II Directors shall initially serve for a term expiring at the second annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective and Class III Directors shall initially serve for a term expiring at the third annual meeting of stockholders following the time at which the initial classification of the Board~~

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~~of Directors becomes effective.~~ At each annual meeting of stockholders ~~commencing with the first annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective~~, the Directors of the class to be elected at each annual meeting of stockholders shall be elected for a three-year term. If the total number of such Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any such additional Director of any class elected to fill a newly created Directorship resulting from an increase in such class, in accordance with Section 6.4, shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the total number of Directors remove or shorten the term of any incumbent Director. Notwithstanding the foregoing provisions of this Section 6.2, each Director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, disqualification, retirement, or removal. ~~Subject to the rights of the holders of any series of Preferred Stock then outstanding in respect of Preferred Directors, each~~Each director shall hold office until the annual meeting at which such Director’s term expires and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of Directors shall shorten the term of any incumbent Director.
Section 6.3 Number and Terms of the Board of Directors. ~~Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances (such directors, “Preferred Stock Directors”), the number of Directors shall be fixed from time to time exclusively by a majority of the Whole Board of Directors. For purposes of~~
(a) The number of Directors shall be fixed from time to time in the manner provided in the Bylaws.
(b) Notwithstanding anything in this Certificate of Incorporation~~,~~ to the ~~term “Whole~~contrary, in the event that Nexus or STORY 3, as applicable, no longer has the right to designate a Director for appointment by the Board of Directors~~” shall mean the total number of authorized directors (from time to time) whether or not there exist any vacancies in previously authorized directorships or newly created directorships.~~ pursuant to the Investor Rights Agreement (each such occurrence, a “Loss of Designation Rights”), then (unless a majority of Directors (with the affected party’s Board of Directors designees abstaining) agree in writing that such Director’s term shall not expire as a result of a Loss of Designation Rights) the term of such Director designated for appointment by Nexus or STORY 3, as applicable, shall expire upon such Loss of Designation Rights.
Section 6.4 Newly Created Directorships and Vacancies. Except as otherwise required by law and ~~the separate rights of the holders of any series of Preferred Stock then outstanding in respect of Preferred Stock Directors~~this Certificate of Incorporation, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, disqualification, removal from office or other cause shall be filled only by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and shall not be filled by the stockholders unless the Board of Directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders~~. Any director~~ ; provided that, in the event of a vacancy on the Board of Directors resulting from the death, resignation, disqualification, removal from office or other cause with respect to a Director designated for appointment in accordance with the Investor Rights Agreement, the Person or Persons entitled to designate such Director in accordance with the Investor Rights Agreement shall have the exclusive right to identify a replacement Director for appointment by the Board of Directors to fill such vacancy. Any Director elected to fill a newly created directorship or vacancy in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders held to elect the class of ~~directors~~Directors to which such ~~director~~Director is elected and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification, or removal. The Secretary of the Corporation shall maintain a copy of the Investor Rights Agreement at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor.
Section 6.5 Quorum; Vote Required.
(a) Subject to Section 6.5(b), at all meetings of the Board of Directors a majority of the Whole Board of Directors shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically required by applicable law or this Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
(b) In addition to any requirements under the DGCL or this Certificate of Incorporation, (i) so long as Nexus has the right to appoint the Nexus Director in accordance with the Investor Rights Agreement, the Nexus Director must be present (in person or by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other) at any meeting of the Board of Directors for a quorum to exist and (ii) so long as STORY 3 has the right to appoint the STORY 3 Director in accordance with the Investor Rights Agreement, the STORY 3 Director must be present (in person or by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other) at any meeting of the Board of Directors for a quorum to exist; provided, however, that if the Nexus Director or the STORY 3

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Director, as applicable, fails to attend three (3) or more consecutive meetings of the Board of Directors that are held during ordinary business hours for which such Director has received notice at least two (2) business days prior to such meeting, quorum shall be deemed to be present at the next meeting immediately following such failure held during ordinary business hours for which such Director has received notice at least two (2) business days prior to such meeting so long as the other Directors required for quorum pursuant to this Section 6.5 are present.
Section ~~6.5 Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding in respect of Preferred Stock~~ 6.6 ~~Removal~~. For so long as the Board of Directors is classified, any Director may be removed for cause only by an affirmative vote of the holders of ~~at least two-thirds~~a majority of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of ~~directors~~Directors, at a meeting duly called for that purpose.
Section ~~6.6~~6.7 Notice. Advance notice of stockholder nominations for election of Directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.
Section 6.8 Special Meetings of Stockholders. Subject to applicable law, special meetings of stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of (i) a majority of the Whole Board of Directors, (ii) the chairperson of the Board of Directors or (iii) the holders of at least forty percent (40%) of the voting power of all of the then-outstanding shares of the Corporation, and may not be called by any other person or persons.
~~Section 6.7~~ Preferred Directors. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this ~~Certificate of Incorporation (including any Preferred Stock Designation) applicable thereto. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the~~ number fixed pursuant to Section 6.3 hereof, and the total number of directors constituting the Whole ~~Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of~~ such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such ~~additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.~~
ARTICLE VII.
~~No~~Any action required or permitted to be taken at any ~~annual or special~~ meeting of ~~stockholders~~ the holders of Class A Common Stock may be taken without a meeting~~. No action shall be taken by the stockholders of the Corporation by consent.~~, without prior notice and without a vote, if a written consent or consents, setting forth the action so taken, shall be signed by the holders of Class A Common Stock then outstanding having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class A Common Stock then outstanding were present and voted and shall be delivered to the Corporation in accordance with the DGCL. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent of the holders of Class A Common Stock then outstanding shall, to the extent required by applicable law, be given to those holders of Class A Common Stock who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders of Class A Common Stock to take the action were delivered to the Corporation in accordance with the DGCL.
ARTICLE VIII.
Except with respect to Articles I, II and III, in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by applicable law or by this Certificate of Incorporation ~~(including any Certificate of Designation in respect of one or more series of Preferred Stock)~~, the adoption, amendment or repeal of the Certificate of Incorporation shall require the affirmative vote of the holders of ~~at least two-thirds~~a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote thereon. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any sentence of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby.

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ARTICLE IX.
The Corporation is authorized to indemnify, and to advance expenses to, each current or former Director, officer, employee or agent of the Corporation to the fullest extent permitted by Section 145 of the DGCL as it presently exists or may hereafter be amended. To the fullest extent permitted by the laws of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, no Director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of his or her fiduciary duties as a ~~director~~Director or officer of the Corporation; provided that the foregoing clause shall not eliminate or limit the liability of any officer of the Corporation in any action by or in the right of the Corporation. No amendment to, or modification or repeal of, this Article IX shall adversely affect any right or protection of a Director or of any officer, employee or agent of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.
ARTICLE X.
Section 10.1 Corporate Opportunity.
(a) To the fullest extent permitted by the laws of the State of Delaware and in accordance with Section 122(17) of the DGCL, (i) the Corporation hereby renounces all interest and expectancy that it otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to ~~any~~the STORY 3 Director or the Nexus Director (or his or her respective affiliates) who is not employed by the Corporation or its subsidiaries (each such Person, an “Exempt Person”); (ii) no Exempt Person will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which the Corporation or its subsidiaries from time to time is engaged or proposes to engage or (2) otherwise competing, directly or indirectly, with the Corporation or any of its subsidiaries; and (iii) if any Exempt Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such Exempt Person or any of his or her respective Affiliates, on the one hand, and for the Corporation or its subsidiaries, on the other hand, such Exempt Person shall have no duty to communicate or offer such transaction or business opportunity to the Corporation or its subsidiaries and such Exempt Person may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other Person. Notwithstanding the foregoing, the preceding sentence of this Section 10.1(a) shall not apply to any potential transaction or business opportunity that is expressly offered to a Director, executive officer or employee of the Corporation or its subsidiaries, solely in his or her capacity as a Director, executive officer or employee of the Corporation or its subsidiaries.
(b) To the fullest extent permitted by the laws of the State of Delaware, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the Corporation or its subsidiaries unless (i) the Corporation or its subsidiaries would be permitted to undertake such transaction or opportunity in accordance with this Certificate of Incorporation, (ii) the Corporation or its subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity, (iii) the Corporation or its subsidiaries have an interest or expectancy in such transaction or opportunity and (iv) such transaction or opportunity would be in the same or similar line of business in which the Corporation or its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.
~~Section 10.2 Liability. To the fullest extent permitted by law, no stockholder and no Director will be liable to the Corporation or its subsidiaries or stockholders for breach of any duty solely by reason of any activities or omissions of the types referred to in this Article X, except to the extent such actions or omissions are in breach of this Article X.~~
ARTICLE XI.
Unless the Corporation consents in writing to the selection of an alternative forum, (a) (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former Director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action, suit or proceeding asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (as either may be amended or restated) or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware (the “Court of Chancery”), or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine, shall be exclusively brought in the Court of Chancery or, if such court does not have subject matter jurisdiction thereof, the federal district court of the District of Delaware or other state courts of the State of Delaware; and (b) the federal district courts of the United States of America (the “Federal Courts”) shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any ~~person or entity~~Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or

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unenforceable) and the application of such provision to other ~~persons or entities~~Persons and circumstances shall not in any way be affected or impaired thereby. If any action, the subject matter of which is within the scope of the first sentence of this Article XI, is filed in a court other than the Court of Chancery or the Federal Courts, as applicable, (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery and the other state and federal courts in the State of Delaware or the Federal Courts, as applicable, in connection with any action brought in any such court to enforce the first sentence of this Article XI and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. To the fullest extent permitted by law, any ~~person or entity~~Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI. The provisions of this Article XI shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.
ARTICLE XII.
~~Section 12.1 Section 203 of the DGCL.~~ The Corporation expressly elects not to be governed by Section 203 of the DGCL and the restrictions and limitations set forth therein.
~~Section 12.2 Business Combinations with Interested Stockholders. Notwithstanding anything to the contrary set forth in this Certificate of Incorporation, at any point in time at which the Class A Common Stock or Class B Common Stock is listed on a national securities exchange registered under the Exchange Act or if the Corporation’s Class A Common Stock or Class B Common stock was so listed but is no longer so listed as a result of action taken directly or indirectly by the Interested Stockholder (as defined below), the Corporation shall not engage in a Business Combination (as defined below) with any Interested Stockholder for a period of three (3) years following the time that such stockholder became an Interested Stockholder, unless:~~
~~(a) prior to such time that such stockholder became an Interested Stockholder, the Board of Directors approved either the Business Combination or the transaction which resulted in such stockholder becoming an Interested Stockholder;~~
~~(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (A) persons who are directors and also officers and (B) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or~~
~~(c) at or subsequent to such time that such stockholder became an Interested Stockholder, the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Corporation which is not owned by such Interested Stockholder.~~
~~Section 12.3 Definitions. As used in this Certificate of Incorporation, the following terms shall have the following meaning:~~
~~(a) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person and, for purposes of the definition of Affiliate “control,” (including the terms “controlling,” “controlled by” and “under common control with,”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract, or otherwise. A Person who is the owner, of twenty percent (20%) or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds voting stock, in good faith and not for the purpose of circumventing this Article XII, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.~~
~~(b) “Associate”, when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of shares of voting stock of the Corporation; (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.~~
~~(c) “Business Combination” means (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (A) with the Interested Stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation this Article XII is not applicable to the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge,~~

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~~Transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding shares of capital stock of the Corporation; any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C) through (E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments); (iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) through (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.~~
~~(d) “Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person. Notwithstanding anything in this Article XII to the contrary, the term “Interested Stockholder” shall not include: (v) the JYH Related Parties or any of their current and future Affiliates (so long as such affiliate remains an affiliate) or Associates, including any investment funds managed, directly or indirectly, by JYH or any other Person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing of shares of capital stock of the Corporation; (w) the Bain Capital Ventures Related Parties or any of their current and future Affiliates (so long as such affiliate remains an affiliate) or Associates, including any investment funds affiliated with Bain Capital Ventures or any other Person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing of shares of capital stock of the Corporation; (x) the HCP Related Parties or any of their current and future Affiliates (so long as such affiliate remains an affiliate) or Associates, including any investment funds managed, directly or indirectly, by HCP or any other Person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing of shares of capital stock of the Corporation; (y) any Person who acquires ownership of fifteen percent (15%) or more of the then-outstanding voting stock of the Corporation directly or indirectly from a JYH Related Party, Bain Capital Ventures Related Party or a HCP Related Party, and excluding, for the avoidance of doubt, any Person who acquires voting stock of the Corporation through a broker’s transaction executed on any securities exchange or other over-the-counter market or pursuant to an underwritten public offering; (z) a stockholder that becomes an Interested Stockholder inadvertently and (A) as soon as practicable divests itself of ownership of sufficient shares so that such stockholder ceases to be an Interested Stockholder and (B) would not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition of ownership or (aa) any person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of any action taken solely by the Corporation; provided, however, that such person specified in this clause (aa) shall be an Interested Stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a Person is an Interested Stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the Person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.~~
~~(e) “Bain Capital Ventures” means Bain Capital Venture Investors, LLC, a Delaware limited liability company.~~
~~(f) “Bain Capital Ventures Related Parties” means Bain Capital Ventures and its Affiliates.~~
~~(g) “HCP” means Highland Management Partners VIII Ltd, a Cayman limited company.~~

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~~(h) “HCP Related Parties” means HCP and its Affiliates.~~
~~(i) “JYH” means Jennifer Y. Hyman.~~
~~(j) “JYH Related Parties” means JYH and her Affiliates.~~
~~(k) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means, for purposes of this Article XII, a person that individually or with or through any of its affiliates or associates:~~
~~(i) beneficially owns such stock, directly or indirectly;~~
~~(ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or~~
~~(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.~~
~~(l) “Person” means any individual, corporation, partnership, limited liability company, unincorporated association or other entity.~~
~~(m) “stock” means, for purposes of this Article XII, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.~~
~~(n) “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference in this Article XII to a percentage or proportion of voting stock shall refer to such percentage or other proportion of the votes of such voting stock.~~
ARTICLE XIII.
Section 13.1 Definitions. As used in this Certificate of Incorporation, the following terms shall have the following ~~meaning~~meanings:
(a) ~~(a)~~ “Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person;.
(b) ~~“Change of Control Transaction” means (i) a merger or consolidation of the Corporation into or with another corporation or entity (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation and/or the Affiliates of such holders~~ collectively continue to hold at least a majority of the voting power of the capital stock of the surviving ~~corporation) or (ii) the sale, transfer or license of all or substantially of the assets of the Corporation.~~
(c) ~~“Disability” means, with respect to a Key Holder, the permanent and total disability of such Key Holder, as the case may be, such that such Key Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death within 12 months or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner jointly selected by a majority of the Whole Board of Directors and such Key Holder. If such Key Holder is incapable of selecting a licensed physician, then the spouse of such Key Holder, as applicable, shall make the selection on behalf of such Key Holder, or in the absence or incapacity of such spouse, the adult children of such Key Holder, by majority vote, shall make the selection on behalf of such Key Holder, or in the absence such adult children or their inability to act by majority vote, a natural person then acting as the successor trustee of a revocable living trust which was created by such Key Holder, and which holds more shares of all classes of capital stock of the Corporation than any other revocable living trust created by such Key Holder, shall make the selection on behalf of such Key Holder, or in absence of any such successor trustee, the legal guardian or conservator of the estate of such Key Holder, shall make the selection on behalf of such Key Holder.~~
(b) ~~(d)~~ “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

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(c) “Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of August 20, 2025, by and among the Corporation, CHS US Investments LLC, Nexus and STORY 3.
(d) “Nexus” means Gateway Runway, LLC, a Delaware limited liability company, together with its Affiliates.
(e) “Nexus Director” means a Director appointed to the Board of Directors by Nexus in accordance with the Investor Rights Agreement.
~~(e) “Family Member” means, in respect of any Person, the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Person (including adopted persons, former spouses or former domestic partners of such Person).~~
~~(f) “Key Holder” means each of Jennifer Y. Hyman and Jennifer C. Fleiss.~~
~~(g) “Permitted Ownership Group” means, (i) with respect to any Key Holder that is an individual, each of the following Persons: (A) such Key Holder, (B) any Affiliate of such Key Holder, (C) a trust which is directly or indirectly controlled by such Key Holder and the income from which may be paid only to beneficiaries who are such Key Holder and her Family Members, (D) a corporation, partnership or limited liability company, which is directly or indirectly controlled by such Key Holder and the other equityholders of which (if any) are only such Key Holder and her Family Members, in the case of clauses (C) and (D), which is established for bona fide estate planning purposes of such individual, or a limited liability company wholly owned by a trust described in clause (C) or (ii), and (E) a private foundation, organization or similar entity established by a Key Holder and/or one or more of her Family Members and controlled (directly or indirectly) by such Key Holder, (ii) each of BS 2021 Family Trust, JYH 2021 Family Trust and Trust Under Article Second U/A dtd 9/19/2012, or any successor in interest to any such trust, (iii) Linda S. Hyman and Dov I. Hyman, jointly and (iv) Ben Stauffer.~~
(f) ~~(h)~~ “Person” means any individual, corporation, partnership, limited ~~partnerships,~~partnership, limited liability company, unincorporated association, trusts or other entity.
(g) ~~(i)~~ “Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.
~~(j) “Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, redemption or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any shares of capital of stock of the Corporation or (b) any equity or other interest (legal or beneficial) in any stockholder if substantially all of the assets of such stockholder consist solely of shares of capital stock of the Corporation. In addition, the entry into a binding agreement conveying voting control over any shares of capital stock (or over equity or other interest (legal or beneficial) in any stockholder if substantially all of the assets of such stockholder consist solely of shares of capital stock of the Corporation) shall constitute a “Transfer” of such stock for all purposes hereof, except in connection with (i) the grant of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders or (ii) the entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a Change of Control Transaction; provided, however, that such Change of Control Transaction was approved by a majority of the Whole Board of Directors. Notwithstanding the foregoing, (A) in the event that a Key Holder or any Person in a Key Holder’s Permitted Ownership Group enters into or consummates a transaction that would otherwise constitute a “Transfer” under the first sentence of this definition involving a transferee other than such Key Holder or any Person in such Key Holder’s Permitted Ownership Group, and in connection with such transaction, such transferee conveys voting control, directly or indirectly, over the applicable shares of capital stock or equity or other interest back to such Key Holder or such transferring Person in such Key Holder’s Permitted Ownership Group, then such transaction shall not be deemed a Transfer for purposes hereof until such time as such Key Holder or such transferring Person ceases to retain such voting control, and (B) “Transfer” shall not be deemed to include any bona fide pledge or collateralization by a holder thereof to a financial institution in connection with any bona fide loan or debt transaction, but such term shall include any foreclosure on such shares by such financial institution following or in connection with any such pledge or collateralization.~~
(h) “STORY 3” means S3 RR Aggregator, LLC, a Delaware limited liability company, together with its Affiliates.
(i) “STORY 3 Director” means a Director appointed to the Board of Directors by STORY 3 in accordance with the Investor Rights Agreement.

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Annex C-1
RENT THE RUNWAY, INC.

SECOND AMENDED AND RESTATED 2021 INCENTIVE AWARD PLAN
ARTICLE I.
PURPOSE
The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. If approved by the Company’s stockholders at the special meeting of the Company’s stockholders to be held on October 21, 2025, the Plan will amend and restate the 2021 Plan, and any Awards granted under the 2021 Plan prior to the Closing Date (the “Existing Awards”) shall continue to be governed by the terms and conditions of the 2021 Plan in effect before this amendment and restatement and the applicable Award Agreement. The Plan is being amended and restated as set forth herein in anticipation of the Closing and will not become effective unless (i) the Plan is approved by the Company’s stockholders at the special meeting of the Company’s stockholders to be held on October 21, 2025, and (ii) the Closing occurs. Capitalized terms used in the Plan are defined in Article XI.
ARTICLE II.
ELIGIBILITY
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.
ARTICLE III.
ADMINISTRATION AND DELEGATION
3.1 Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
3.2 Appointment of Committees. To the extent Applicable Laws permit, the Board or the Administrator may delegate any or all of its powers under the Plan to one or more Committees or one or more committees of directors or officers of the Company or any of its Subsidiaries; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. The Board or the Administrator, as applicable, may rescind any such delegation, abolish any such Committee or committee and/or re-vest in itself any previously delegated authority at any time.
ARTICLE IV.
STOCK AVAILABLE FOR AWARDS
4.1 Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, the maximum number of Shares that may be issued pursuant to Awards under the Plan following the Closing shall be equal to the Overall Share Limit. As of the Effective Date, the Company ceased granting awards under the Prior Plans; however, Prior Plan Awards will remain subject to the terms of the applicable Prior Plan. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

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4.2 Share Recycling. If all or any part of an Award (which shall include any Existing Awards) or Prior Plan Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan with respect to Shares, other than with respect to any Shares subject to a Forfeited Section 16 Officer Award. In addition, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award (which shall include any Existing Awards) or Prior Plan Award and/or to satisfy any applicable tax withholding obligation with respect to an Award or Prior Plan Award (including Shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan with respect to Shares. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4.1 and shall not be available for future grants of Awards: (i) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; (ii) Shares purchased on the open market by the Company with the cash proceeds from the exercise of Options; and (iii) Shares subject to any Forfeited Section 16 Officer Award.
4.3 Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 15,665,544 Shares may be issued pursuant to the exercise of Incentive Stock Options.
4.4 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Substitute Awards for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate in accordance with Applicable Laws. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added back to the Shares available for Awards under the Plan as provided in Section 4.2 above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not count against the Overall Share Limit (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 4.2 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Service Providers prior to such acquisition or combination.
4.5 Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may, pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it deems relevant from time to time, establish compensation for some or all Non-Employee Directors from time to time, subject to the limitations in the Plan and/or pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Compensation Program”). The sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $750,000, increased to $1,000,000 in the fiscal year of a Non-Employee Director’s initial service as a Non-Employee Director (the “Director Limits”). The Administrator may make exceptions to the Director Limits in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

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ARTICLE V.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
5.1 General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.
5.2 Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option (subject to Section 5.6) or Stock Appreciation Right. Notwithstanding the foregoing, in the case of an Option or a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.
5.3 Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that, subject to Section 5.6, the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (a) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (b) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is 30 days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (i) no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable and (ii) the portion of an Option or Stock Appreciation Right that is unexercisable at a Participant’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service. Notwithstanding the foregoing, to the extent permitted under Applicable Laws, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any Subsidiary, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines.
5.4 Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (a) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (b) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.
5.5 Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:
(a) cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;
(b) if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (i) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (ii) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

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(c) to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;
(d) to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(e) to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(f) to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.
5.6 Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (a) two years from the grant date of the Option or (b) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.
ARTICLE VI.
RESTRICTED STOCK; RESTRICTED STOCK UNITS
6.1 General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such Shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement.
6.2 Restricted Stock.
(a) Rights as Stockholders. Subject to the Company’s right of repurchase as described above, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan.
(b) Dividends. Participants holding Shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to the Participant holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.
(c) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank.
6.3 Restricted Stock Units.

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(a) Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.
(b) Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
ARTICLE VII.
OTHER STOCK OR CASH BASED AWARDS; DIVIDEND EQUIVALENTS
7.1 Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines.
7.2 Dividend Equivalents. A grant of Restricted Stock Units or Other Stock or Cash Based Award may provide a Participant with the right to receive Dividend Equivalents, and no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award shall only be paid out to the Participant to the extent that the vesting conditions applicable to the underlying Award are satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable in accordance with the foregoing, unless otherwise determined by the Administrator.
ARTICLE VIII.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS
8.1 Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
8.2 Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:
(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

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(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;
(d) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV on the maximum number and kind of shares which may be issued, including pursuant to any Non-Employee Director Compensation Program) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;
(e) To replace such Award with other rights or property selected by the Administrator; and/or
(f) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
8.3 Effect of Non-Assumption in a Change in Control. Notwithstanding the provisions of Section 8.2, if a Change in Control occurs and a Participant’s Award is not continued, converted, assumed or replaced with a substantially similar award by (i) the Company, or (ii) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then, immediately prior to the Change in Control, such Award shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Award shall lapse, in which case, such Award shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (A) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (B) determined by reference to the number of Shares subject to such Award and net of any applicable exercise price; provided that to the extent that any Award constitutes “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A (including payments as a result of any termination of “nonqualified deferred compensation” Awards permitted under Section 409A in connection with a Change in Control), the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which the Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.
8.4 Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the Share price, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to 60 days before or after such transaction.
8.5 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant price or exercise price (if applicable). The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (b) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (c) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

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ARTICLE IX.
GENERAL PROVISIONS APPLICABLE TO AWARDS
9.1 Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except for certain beneficiary designations, by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law, and such Award transferred to a permitted transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant and the Participant or transferor and the receiving permitted transferee shall execute any and all documents requested by the Administrator. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.
9.2 Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. The Award Agreement will contain the terms and conditions applicable to an Award. Each Award may contain terms and conditions in addition to those set forth in the Plan.
9.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
9.4 Change in Status. The Administrator will determine how the disability, death, retirement, an authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.
9.5 Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (b) below with respect to Awards held by individuals subject to Section 16 of the Exchange Act, a contrary determination by the Administrator), all tax withholding obligations will be calculated based on the maximum applicable statutory withholding rates. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (a) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (b) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, (c) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (i) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (d) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (b) of the immediately preceding sentence shall be limited to the number of Shares which have a Fair Market Value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable Award under generally accepted accounting principles in the United States of America); provided, however, to the extent such Shares were acquired by Participant from the Company as compensation, the Shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that, any such Shares delivered or retained shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. If any tax withholding obligation will be satisfied under clause (b) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to

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remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
9.6 Amendment of Award. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (a) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (b) the change is permitted under Article VIII or pursuant to Section 10.6.
9.7 Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (a) all Award conditions have been met or removed to the Company’s satisfaction, (b) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
9.8 Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
9.9 Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.
9.10 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all Participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
ARTICLE X.
MISCELLANEOUS
10.1 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any Subsidiary. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or in the Plan.
10.2 No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
10.3 Effective Date and Term of Plan. The Plan became effective on October 26, 2021, which was the day prior to the Public Trading Date (the “Effective Date”) and, unless terminated earlier by the Board, shall remain in effect until the tenth anniversary

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of the Closing Date, but Awards previously granted may extend beyond that date in accordance with the Plan. Notwithstanding anything to the contrary in the Plan, an Incentive Stock Option may not be granted under the Plan after the tenth anniversary of the earlier of (a) the date the Board adopted the amendment and restatement of the 2021 Plan pursuant to the Plan or (b) the date the Company’s stockholders approved the amendment and restatement of the 2021 Plan pursuant to the Plan, but Incentive Stock Options previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s stockholders at the special meeting of the Company’s stockholders to be held on October 21, 2025, or if the Closing does not occur as a result of the termination of the Exchange Agreement, the Plan will not become effective, no Awards will be granted under the Plan, and the 2021 Plan and the Prior Plans (to the extent in effect as of the date that the Exchange Agreement is terminated) will continue in full force and effect in accordance with their respective terms.
10.4 Amendment and Termination of Plan. The Board may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after the Plan’s termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
10.5 Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters; provided, however, that no such subplans and/or modifications shall increase the Overall Share Limit or the Director Limit.
10.6 Section 409A.
(a) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (i) exempt this Plan or any Award from Section 409A, or (ii) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

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10.7 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
10.8 Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
10.9 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and any Subsidiary and any of their respective affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and the Subsidiaries and their respective affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or any Subsidiaries or any of their respective affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and the Subsidiaries and their respective affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and the Subsidiaries and their respective affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company, any Subsidiary or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company and any Subsidiary hold regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 10.9, the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
10.10 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
10.11 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.
10.12 Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
10.13 Claw-back Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, the Company’s Policy Relating to Recovery of Erroneously Awarded Compensation and any other claw back policy adopted to comply with Applicable Laws, as and to the extent set forth in such claw-back policy or the Award Agreement.

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10.14 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
10.15 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
10.16 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
ARTICLE XI.
DEFINITIONS
As used in the Plan, the following words and phrases will have the following meanings:
11.1 “2021 Plan” means the Amended and Restated 2021 Incentive Award Plan.
11.2 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board.
11.3 “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.
11.4 “Award” means, individually or collectively, a grant under the Plan or the 2021 Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, or Other Stock or Cash Based Awards.
11.5 “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan or the 2021 Plan (as applicable).
11.6 “Board” means the Board of Directors of the Company.
11.7 “Change in Control” means and includes each of the following:
(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of the Subsidiaries, an employee benefit plan maintained by the Company or any of the Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b) During any period of 24 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the 24-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

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(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
11.8 “Closing” means the consummation of the Recapitalization Transactions.
11.9 “Closing Date” means the date that the Closing occurs.
11.10 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
11.11 “Committee” means one or more committees or subcommittees of the Board, which may include one or more directors or executive officers of the Company, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
11.12 “Common Stock” means the Class A common stock of the Company.
11.13 “Company” means Rent the Runway, Inc., a Delaware corporation, or any successor.
11.14 “Consultant” means any person, including any adviser, engaged by the Company or any Subsidiary to render services to such entity if the consultant or adviser: (a) renders bona fide services to the Company or the Subsidiary; (b) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (c) is a natural person.
11.15 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
11.16 “Director” means a Board member.

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11.17 “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
11.18 “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
11.19 “Employee” means any employee of the Company or its Subsidiaries.
11.20 “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
11.21 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
11.22 “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.
11.23 “Forfeited Section 16 Officer Award” means any Prior Plan Award or Existing Award, in each case, that is held by any individual who was an “officer” within the meaning of Section 16 of the Exchange Act prior to, as of and immediately following the Closing which is forfeited by such individual following the Closing pursuant to an Award Agreement granted to such individual following the Closing.
11.24 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.
11.25 “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
11.26 “Non-Employee Director” means each Director that is not an Employee.
11.27 “Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.
11.28 “Option” means an option to purchase Shares, which will either be an Incentive Stock Option or a Non-Qualified Stock Option.
11.29 “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Participant under Article VII.
11.30 “Overall Share Limit” means 18.3% of the Shares as of immediately following the Closing determined on a fully diluted basis.
11.31 “Participant” means a Service Provider who has been granted an Award.

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11.32 “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include (but is not limited to) the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.
11.33 “Plan” means this Second Amended and Restated 2021 Incentive Award Plan.
11.34 “Prior Plans” means the Rent the Runway, Inc. 2009 Stock Incentive Plan, as amended, and the Rent the Runway, Inc. 2019 Stock Incentive Plan, as amended.
11.35 “Prior Plan Award” means an award with respect to Common Stock outstanding under any Prior Plan as of the Effective Date.
11.36 “Public Trading Date” means the first date upon which the Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.
11.37 “Recapitalization Transactions” means the transactions contemplated by that certain Exchange Agreement, dated as of August 20, 2025, by and between the Company and CHS US Investments LLC, a Delaware limited liability company, as may be amended from time to time.
11.38 “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.39 “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.40 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
11.41 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
11.42 “Securities Act” means the Securities Act of 1933, as amended.
11.43 “Service Provider” means an Employee, Consultant or Director.
11.44 “Shares” means shares of Common Stock.
11.45 “Stock Appreciation Right” means a stock appreciation right granted under Article V.

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11.46 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
11.47 “Substitute Awards” mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
11.48 “Termination of Service” means the date the Participant ceases to be a Service Provider.

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Annex C-2
RENT THE RUNWAY, INC.

FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED 2021 INCENTIVE AWARD PLAN
This First Amendment (this “Amendment”) to the Second Amended and Restated 2021 Incentive Award Plan (the “Plan”) of Rent the Runway, Inc. a Delaware corporation, or any successor (the “Company”), is effective as of December 15, 2025 (the “Effective Date”), subject to approval by the Company’s stockholders at the first annual meeting of the Company’s stockholders that is after the Effective Date (the “Annual Meeting”). This Amendment will not be effective unless this Amendment is approved by the Company’s stockholders at the Annual Meeting. All capitalized terms used but not defined in this Amendment shall have the meaning given to such terms in the Plan.
RECITALS
WHEREAS, on September 15, 2025, the Board approved and adopted the Plan, subject to approval by the Company’s stockholders and, on October 21, 2025, the Company’s stockholders approved the Plan;
WHEREAS, pursuant to Section 10.4 of the Plan, the Board may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent; and
WHEREAS, the Board desires to amend Sections 4.1 and 11.30 of the Plan, subject to approval by the Company’s stockholders at the Annual Meeting.
NOW, THEREFORE, BE IT RESOLVED, effective as of the Effective Date, subject to approval by the Company’s stockholders at the Annual Meeting, the Plan is hereby amended as follows:
1.	As of the Effective Date, the first sentence of Section 4.1 of the Plan is hereby deleted in its entirety and replaced with the following:
“Subject to adjustment under Article VIII and the terms of this Article IV, the maximum number of Shares that may be issued pursuant to Awards under the Plan following the Closing (including Awards outstanding as of the Closing and those granted thereafter) shall be equal to the Overall Share Limit.”
2.	As of the Effective Date, Section 11.30 of the Plan is hereby deleted in its entirety and replaced with the following:
“Overall Share Limit’ means 10,171,225 Shares.”
3.
Except as expressly provided for in this Amendment, the Plan and its terms and conditions shall remain in full force and effect and unchanged by this Amendment. This Amendment is to be governed by and construed in accordance with the laws of the State of Delaware without regard to the choice of law principles thereof.

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 13, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RENT2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 13, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00993-P54619 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RENT THE RUNWAY, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors to serve until our 2029 Annual Meeting of Stockholders.	▢	▢	▢

Nominees:

01) Teri Bariquit
02) Daniel Rosensweig

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as Rent the Runway's independent registered public accounting firm for the fiscal year ending January 31, 2027.	▢	▢	▢
3. Approval of the amendment and restatement of our Certificate of Incorporation to eliminate the 50,000,000 authorized shares of Class B common stock.	▢	▢	▢
4. Approval of the amendment and restatement of our Certificate of Incorporation to eliminate the 10,000,000 authorized shares of preferred stock.	▢	▢	▢
5. Approval of the amendment and restatement of our Certificate of Incorporation to eliminate supermajority voting provisions.	▢	▢	▢
6. Approval of the amendment and restatement of our Certificate of Incorporation to implement a quorum requirement for meetings of the Board of Directors.	▢	▢	▢
7. Approval of the amendment and restatement of our Certificate of Incorporation to permit stockholders holding at least 40% of the voting power to call special meetings of stockholders of the Company.	▢	▢	▢
8. Approval of the amendment and restatement of our Certificate of Incorporation to eliminate the prohibition against stockholders acting by written consent.	▢	▢	▢
9. Approval of the amendment and restatement of our Certificate of Incorporation to limit the liability of officers as permitted by law.	▢	▢	▢
10. Approval of the amendment and restatement of our Certificate of Incorporation to provide for certain board designation rights and make other conforming changes consistent with the Investor Rights Agreement.	▢	▢	▢
11. Approval of the amendment and restatement of our Certificate of Incorporation to provide for certain corporate opportunity provisions.	▢	▢	▢
12. Approval of the First Amendment to the Second Amended and Restated 2021 Incentive Award Plan to increase the maximum number of shares of Class A common stock authorized for issuance to 10,171,225.	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

T00994-P54619

RENT THE RUNWAY, INC.
Annual Meeting of Stockholders
July 14, 2026 8:30 a.m. Eastern Time
This proxy is solicited by the Board of Directors

By signing this proxy card, you appoint Dhiren Fonseca and Cara Schembri individually as proxies, each with the power to appoint his or her substitute, and authorize them to represent and vote the shares of Rent the Runway, Inc. that you are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/RENT2026, at 8:30 a.m. Eastern Time on July 14, 2026, and at any adjournment, continuation, or postponement of the meeting.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side